UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

THE J.M. SMUCKER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE J. M. SMUCKER COMPANY
STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

July 9, 2007

Dear Shareholder:

You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders at 11:00 a.m., Eastern Daylight Time, on Thursday, August 16, 2007, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio. A Notice of the Annual Meeting and the proxy statement follow. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.

If you were a shareholder of record as of the close of business on June 18, 2007, you will also find enclosed a proxy card or cards and an envelope in which to return the card(s). Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date, and return your enclosed proxy card(s), or vote over the phone or the Internet, at your earliest convenience. This will ensure representation of your common shares at the annual meeting if you are unable to attend. You may, of course, withdraw your proxy and change your vote prior to or at the annual meeting by following the steps described in the proxy statement. For more information concerning voting by proxy, please see the section of the proxy statement entitled “Questions and Answers About the Annual Meeting and Voting.”

Sincerely,

Chairman and Co-Chief Executive Officer	President and Co-Chief Executive Officer

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, August 16, 2007

Time:	11:00 a.m., Eastern Daylight Time

Place:	Ohio Agricultural Research and Development Center, Fisher Auditorium 1680 Madison Avenue Wooster, Ohio 44691

Purpose:	1. To elect Directors to the class whose term of office will expire in 2010;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2008 fiscal year; and

3. To consider any other matter that may properly come before the meeting.

Who Can Vote:	Shareholders of record at the close of business on June 18, 2007

How Can You Vote:	Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience. You may also vote in person at the annual meeting.

Who May Attend:	All shareholders are cordially invited to attend the annual meeting.

Vice President, General Counsel and Secretary

Orrville, Ohio, July 9, 2007

Your vote is important. Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience.

THE J. M. SMUCKER COMPANY

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 16, 2007

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 16, 2007

PROXY SOLICITATION AND COSTS

The J. M. Smucker Company (“Company” or “Smucker”) is furnishing this document to you in connection with the solicitation by the Board of Directors (“Board”) of Smucker of the enclosed form of proxy for its August 16, 2007 annual meeting. In addition to solicitation by mail, the Company may solicit proxies in person, by telephone, facsimile, or e-mail. Also, the Company has engaged a professional proxy solicitation firm, D. F. King & Co., Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $6,500, plus expenses, for its services and will bear all costs of the proxy solicitation.

The Company pays for the preparation and mailing of the Notice of Annual Meeting and proxy statement. Smucker has also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other meeting materials to the beneficial owners of its common shares at its expense. This proxy statement is dated July 9, 2007, and is first being mailed to Smucker shareholders on or about July 9, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own. By completing and returning the enclosed proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you indicate on the proxy card(s).

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust or other nominee and should return your proxy card to them pursuant to their directions. You should complete, sign, date, and return your proxy card(s), or vote by telephone or by using the Internet as described in each proxy card you receive.

What is the record date and what does it mean?

The Company’s Board of Directors established June 18, 2007 as the record date for the annual meeting of shareholders to be held on August 16, 2007. Shareholders who own common shares of Smucker at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

What is the difference between a “registered shareholder” and a “street-name” holder?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare Investor Services (“Computershare”), Smucker’s transfer agent, you are a

“registered shareholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “street-name” holder.

How many common shares are entitled to vote at the meeting?

As of the record date, there were 56,923,611 common shares outstanding and entitled to vote at the annual meeting.

How many votes must be present to hold the annual meeting?

A majority of Smucker’s outstanding common shares as of the June 18, 2007 record date must be present in person or by proxy in order for the Company to hold the annual meeting. This majority of outstanding common shares is referred to as a quorum. For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxy cards that are marked “abstain” are known as “abstentions.” Properly signed proxies that are held in street name (e.g., by a broker, bank, trust or other nominee) and not voted on one or more of the items before the annual meeting, but are otherwise voted on at least one item, are known as “broker non-votes.”

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Abstentions and broker non-votes will not affect the outcome of Proposal 1. With regard to Proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal.

Who will count the votes?

A representative from Computershare will determine if a quorum is present and tabulate the votes and serve as the Company’s inspector of election at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:  The three candidates receiving the greatest number of votes, based upon one vote for each common share owned as of the record date, will be elected. Votes withheld in respect of any candidate in the election of Directors will have no impact on the election.

Proposal 2:  The affirmative vote of the holders of at least a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to ratify the Audit Committee’s appointment of the Independent Registered Public Accounting Firm (also referred to as the “independent auditors”).

How do I vote my common shares?

If you are a registered shareholder, you can vote your proxy in one of the following manners:

•	by attending the annual meeting and voting; or

•	by completing, signing, dating, and returning the enclosed proxy card(s); or

•	by calling the toll-free telephone number indicated on your proxy card(s); or

•	by using the Internet as described on your proxy card(s).

Please refer to the specific instructions set forth on the enclosed proxy card(s).

If you hold your common shares in street name, your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your common shares.

Can I change my vote after I have mailed in my proxy card?

Yes, if you are a registered shareholder, you may revoke your proxy in any of the following ways:

•	sending a written notice to the corporate secretary of Smucker, provided that the written notice is received prior to the annual meeting and states that you revoke your proxy;

•	signing and dating a new, later-dated proxy card(s) and submitting that proxy card to Computershare so it is received prior to the annual meeting;

•	voting by telephone or using the Internet prior to the annual meeting in accordance with the instructions included with the proxy card(s); or

•	attending the annual meeting and voting in person.

Your mere presence at the annual meeting will not revoke your proxy. You must take affirmative action in order to revoke your proxy.

If your common shares are held in street name, you must contact your broker, bank, trust or other nominee in order to revoke your proxy. If you wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy obtained from your broker, bank, trust or other nominee to the annual meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

Proposal 1 — FOR the election of the three Board of Directors nominees with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal 2 — FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of Smucker for the 2008 fiscal year.

Who may attend the meeting?

All shareholders are eligible to attend the meeting; however, only those shareholders of record at the close of business on June 18, 2007 are entitled to vote at the meeting.

Do I need an admission ticket to attend the meeting?

Tickets are not required to attend the meeting. If you are a registered shareholder, properly mark your proxy card to indicate that you will be attending the meeting. If you hold your shares in nominee or street name, you are required to bring evidence of share ownership to the meeting (e.g., account statement, broker verification).

What type of accommodations can the Company make at the annual meeting for people with disabilities?

The Company can provide reasonable assistance to help you participate in its annual meeting if you notify the corporate secretary about your disability and how you plan to attend. Please call or write the corporate secretary of Smucker at least two weeks before the annual meeting at 330-684-3838 or Strawberry Lane, Orrville, Ohio 44667.

Does Smucker have cumulative voting?

Under Ohio law, all of the common shares may be voted cumulatively in the election of Directors if a shareholder of record wishing to exercise cumulative voting rights provides written notice to the Company’s president, one of its vice presidents, or the corporate secretary at least 48 hours before the time of the meeting. The notice must state that the shareholder desires that the voting at the election be cumulative. Also, an announcement of the Company’s receipt of the shareholder’s intent to exercise cumulative voting rights must be made when the meeting is convened by the chairman or the corporate secretary or by or on behalf of the shareholder giving the notice. Under cumulative voting, the number of votes to which each shareholder otherwise is entitled is multiplied by the number of Directors to be elected, and the shareholder then may cast that aggregate number of votes all for one nominee, or may divide them out among the nominees as the shareholder deems appropriate.

The Company intends to vote all proxies solicited whether or not there is cumulative voting at the meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his, her or its proxy card, all votes represented by proxy cards will be divided evenly among the nominees named in this document, unless it appears that voting in that way would not be effective to elect all of those nominees. In that case, the votes represented by proxies will be cast as recommended by the Board of Directors at the annual meeting so as to maximize the number of nominees elected.

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

Unless instructed otherwise, the proxies intend to vote FOR the election of Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink, as Directors, each for a term of three years. Ms. Kathryn W. Dindo and Messrs. Richard K. Smucker and William H. Steinbrink, comprise the class of Directors whose term of office expires this year and whose members are standing for re-election at the 2007 annual meeting.

In the event of the death or inability to act of any of the nominees for Directors, the proxy, with respect to such nominee or nominees, will be voted for such other person or persons as the Board of Directors may recommend. The Company has no reason to believe that the persons listed as nominees for Directors will be unable to serve.

The members of the Board of Directors, including those who are nominees for election, with information as to each of them based on data furnished to the Company by these persons as of June 30, 2007, are as follows:

Nominees For Election as Directors Whose Proposed Terms Would Expire at the 2010 Annual Meeting

KATHRYN W. DINDO
Ms. Dindo, 58, has been a Director since February 1996. She has been vice president since 1998 and chief risk officer since November 2001 of FirstEnergy Corp., a utility holding company. Prior to that time, she was vice president and controller of Caliber System, Inc. (formerly Roadway Services, Inc.), a transportation services company, since January 1996. Ms. Dindo also is a director of Bush Brothers and Company, a food processing and manufacturing company. Ms. Dindo is Chair of the Audit Committee and a member of the Executive Compensation Committee.

RICHARD K. SMUCKER
Mr. Smucker, 59, has been a Director since 1975. He has been the Company’s President since 1987, Co-Chief Executive Officer since February 2001, and Chief Financial Officer from June 2003 until January 2005. Mr. Smucker also is a director of Wm. Wrigley Jr. Company, a manufacturer of confectionery products, primarily chewing gum; The Sherwin-Williams Company, a manufacturer of coatings and related products; and serves as an advisor to the board of directors of Buttonwood Capital Partners, an asset management firm. In addition, he has been on the board of trustees of Miami University (Ohio) since May 2003. Mr. Smucker is the brother of Timothy P. Smucker and the uncle of both Mark T. Smucker and Paul Smucker Wagstaff, the latter two being vice presidents of the Company.

WILLIAM H. STEINBRINK	Mr. Steinbrink, 64, has been a Director since 1994. He served as interim president of Wittenberg University (Ohio) from June 1, 2004 through June 30, 2005. Prior to that time, he had been associated with the law firm of Jones Day since September 2001. Mr. Steinbrink is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. Mr. Steinbrink is a member of the Nominating and Corporate Governance Committee.

Directors With Terms Expiring at the 2008 Annual Meeting

VINCENT C. BYRD
Mr. Byrd, 52, has been a Director since April 1999. He has been the Company’s Senior Vice President, Consumer Market, since February 2004. Prior to that time, he was Vice President and General Manager, Consumer Market, of the Company, since January 1995. Mr. Byrd also is a director of Spangler Candy Company, a manufacturer of confectionery products; and Myers Industries, Inc., an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets.

R. DOUGLAS COWAN
Mr. Cowan, 66, has been a Director since January 2003. He has been the chairman of The Davey Tree Expert Company, an employee-owned company providing horticultural services throughout the United States and Canada, since January 2007, after having served as chairman and chief executive officer of The Davey Tree Expert Company since May 1997. Mr. Cowan also serves as a trustee of the board of trustees of Kent State University and Northeastern Ohio Universities College of Medicine. Mr. Cowan is a member of the Audit Committee.

ELIZABETH VALK LONG
Ms. Long, 57, has been a Director since May 1997. She was executive vice president of Time Inc., the magazine publishing subsidiary of Time Warner Inc., from May 1995 until her retirement in August 2001. She also is a director of Steelcase Inc., a furniture and office systems manufacturer; and Belk, Inc., a large, privately owned department store chain in the United States. Ms. Long is Chair of the Executive Compensation Committee and a member of the Audit Committee.

Directors With Terms Expiring at the 2009 Annual Meeting

PAUL J. DOLAN
Mr. Dolan, 48, has been a Director since April 2006. He has been president of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since January 2004, after having served as vice president and general counsel of the Indians since February 2000. Prior to joining the Indians, Mr. Dolan had been a partner at the law firm of Thrasher, Dinsmore & Dolan since 1992. He also serves as chairman and chief executive officer of Fast Ball Sports Productions, a sports media company. Mr. Dolan is a member of the Executive Compensation Committee.

NANCY LOPEZ KNIGHT
Ms. Lopez Knight, 50, has been a Director since August 2006. In 2000, Ms. Lopez Knight founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment for women. Ms. Lopez Knight is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (LPGA) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. In 2003, Ms. Lopez Knight was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women. Ms. Lopez Knight is a member of the Nominating and Corporate Governance Committee.

GARY A. OATEY
Mr. Oatey, 58, has been a Director since January 2003. He is the chairman and chief executive officer of Oatey Co., a privately owned manufacturer of plumbing products, since January 1995. Mr. Oatey also is a director of Shiloh Industries, Inc., a manufacturer of engineered metal products for the automotive and heavy truck industries. Mr. Oatey is Chair of the Nominating and Corporate Governance Committee.

TIMOTHY P. SMUCKER
Mr. Smucker, 63, has been a Director since 1973. He has been the Company’s Chairman since 1987 and Co-Chief Executive Officer since February 2001. Mr. Smucker also is a director of Dreyer’s Grand Ice Cream Inc., a manufacturer and distributor of premium ice cream products, and Hallmark Cards, Incorporated, a marketer of greeting cards and other personal expression products. Mr. Smucker is a member of the management board of GS1, a global standards organization with member organizations in over 100 countries, and is also a member of the board of governors of GS1 U.S. Mr. Smucker is the brother of Richard K. Smucker, the father of Mark T. Smucker, and the uncle of Paul Smucker Wagstaff, the latter two being vice presidents of Smucker.

The Board of Directors recommends a vote FOR each of the nominees for election to the Board of Directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s corporate governance guidelines are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The corporate governance guidelines provide in pertinent part that:

•	a majority of Directors shall be “independent,” as set forth under the rules of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”), and as further set forth in the corporate governance guidelines;

•	all members of the Nominating and Corporate Governance Committee, the Executive Compensation Committee and the Audit Committee shall be “independent” and there shall be at least three members on each such Committee;

•	the “independent” Directors shall meet in executive session on a regular basis in conjunction with regularly scheduled Board meetings and such meetings shall be chaired by the Chair of each of these three Committees of the Board on a rotating term of one year, commencing with the Chair of the Nominating and Corporate Governance Committee and followed by the Chair of the Executive Compensation Committee and the Chair of the Audit Committee;

•	the Board and each Committee of the Board will conduct an annual self-evaluation; and

•	the corporate secretary of Smucker shall provide all new Directors with materials and training in Smucker’s new director orientation program.

The Company’s corporate governance guidelines are attached as Annex A to this proxy statement and are posted on its website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

Shareholder Recommendations For Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified candidates to the Board for nomination. The Committee considers all suggestions for membership on the Board of Directors, including nominations made by the Company’s shareholders. Shareholders’ nominations for Directors must be made in writing, include the nominee’s written consent to the nomination and detailed background information sufficient for the Committee to evaluate the nominee’s qualifications. Nominations should be submitted to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The corporate secretary will then forward nominations to the Chair of the Nominating and Corporate Governance Committee. All recommendations must include qualifications which meet, at a minimum, the following criteria:

•	candidates must be committed to the Company’s basic beliefs of Quality, People, Ethics, Growth, and Independence, and shall possess integrity, intelligence, and strength of character;

•	nonemployee Director candidates must meet the independence requirements set forth below under the heading “Director Independence”;

•	candidates must have significant experience in a senior executive role, together with knowledge of corporate governance issues and a commitment to attend Board meetings and related Board activities; and

•	candidates must not have any affiliations or relationships which could lead to a real or perceived conflict of interest.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee shall consider such additional factors as it deems appropriate. Smucker does not currently pay fees to any third party to assist in identifying and evaluating candidates for the Board of Directors.

Director Independence

Smucker requires that a majority of its Directors be “independent” as defined by the rules of the NYSE and the SEC. Smucker may, in the future, amend its corporate governance guidelines to establish such additional criteria as the Board determines to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that all of the following seven nonemployee Directors are independent Directors: R. Douglas Cowan, Kathryn W. Dindo, Paul J. Dolan, Elizabeth Valk Long, Nancy Lopez Knight, Gary A. Oatey, and William H. Steinbrink. Additionally, in April 2006, the Board determined that Charles S. Mechem, Jr. was an independent Director prior to his retirement in August 2006.

In general, “independent” means that a Director has no material relationship with Smucker or any of its subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management.

The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.

The following standards will be applied by the Board of Directors of Smucker in determining whether individual Directors qualify as “independent” under the rules of the NYSE. References to Smucker include its consolidated subsidiaries.

•	No Director will be qualified as independent unless the Board of Directors affirmatively determines that the Director has no material relationship with Smucker, either directly or as a partner, shareholder or officer of an organization that has a relationship with Smucker. Smucker will disclose these affirmative determinations.

•	No Director who is a former employee of Smucker can be independent until three years after the end of his or her employment relationship with Smucker.

•	No Director whose immediate family member is, or has been within the last three years, an executive officer of Smucker, can be independent.

•	No Director who received, or whose immediate family member has received, more than $100,000 in any twelve-month period in direct compensation from Smucker, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period in such compensation.

•	No Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Smucker can be independent until three years after the end of the affiliation or the employment or auditing relationship.

•	No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Smucker’s present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

•	No Director who is an employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, Smucker for property or services in an amount which, in any single fiscal year, exceeds the greater of

$1,000,000 or 2% of such other company’s consolidated gross revenues can be independent until three years after falling below such threshold.

•	No Director can be independent if Smucker has made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by Smucker to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

In its review and application of the criteria used to determine independence, the Board considered the fact that Smucker does business with organizations directly or indirectly affiliated with Ms. Dindo and Messrs. Dolan, Cowan, and Steinbrink, and affirmatively determined that the amounts paid to the entities affiliated with these individuals does not meet the threshold which would create an issue under the standards for determining independence.

The value of the services and electricity purchased from FirstEnergy Corp., of which Ms. Dindo is vice president and chief risk officer, and its affiliates in fiscal year 2007 was approximately $1,733,000 and does not exceed the greater of $1,000,000 or 2% of FirstEnergy’s consolidated gross revenues.

The value of advertising and promotional activities sponsored with the Cleveland Indians’ organization, of which Mr. Dolan is president and part owner, in fiscal year 2007 was approximately $247,000 and does not exceed the greater of $1,000,000 or 2% of the Cleveland Indians’ gross revenues.

The value of the services purchased from The Davey Tree Expert Company, of which Mr. Cowan is chairman, in fiscal year 2007 was less than $1,000 and does not exceed the greater of $1,000,000 or 2% of The Davey Tree Expert Company’s consolidated gross revenues.

The value of the services purchased from Jones Day, from where Mr. Steinbrink officially retired in 2004, in fiscal year 2007 was approximately $91,000 and does not exceed the greater of $1,000,000 or 2% of Jones Day’s consolidated gross revenues.

Communications with the Board

Interested parties who wish to communicate with members of the Board as a group, with nonemployee Directors as a group, or with individual Directors, may do so by writing to Board Members c/o Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Directors have requested that the corporate secretary act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees of the Board will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at Smucker. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

Policy on Ethics and Conduct

Ethics is one of Smucker’s Basic Beliefs and is fundamental to Smucker’s business. Smucker emphasizes that ethical conduct is vital to ensure successful, sustained business relationships.

Smucker’s Policy on Ethics and Conduct applies to all employees and Directors of the Company, its subsidiaries, and its affiliates. The policy details specifics concerning the manner in which employees and Directors are expected to conduct themselves and, imposes on each person the responsibility for making ethical choices.

Any changes to this policy and any waivers of this policy for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board, or by a Committee of the Board, to which authority to issue such waivers has been delegated by the Board. Any such waivers will be promptly disclosed to the public, as required by applicable law. Waivers of this policy for any other employee may be made only by an authorized officer of the Company. Waivers of the Policy on Ethics and Conduct will be disclosed on the Company’s website at www.smuckers.com.

The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

The Board has established means for employees to report violations of the policy either with their manager or supervisor, or with the general counsel. Reports to the general counsel may be made in writing, by phone, or in person, and may be submitted anonymously through the Company’s hotline.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

Board of Directors

During the 2007 fiscal year, there were seven meetings of the Company’s Board of Directors. All Directors are required to, and did, attend at least 75% of the total number of Board and Committee meetings for which they were eligible. The Company has not adopted a formal policy requiring Directors to attend the annual meeting of shareholders, but all Directors attended the August 2006 annual meeting. The Board of Directors has a Nominating and Corporate Governance Committee, an Executive Compensation Committee (“Compensation Committee”), and an Audit Committee.

All of the Committees are comprised entirely of independent Directors in accordance with the NYSE listing standards. Charters for each Committee are posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The table below shows current members of each of the Committees. Prior to his retirement in August 2006, Charles S. Mechem, Jr. served on the Compensation Committee and chaired the Nominating and Corporate Governance Committee.

	Nominating and Corporate		Executive Compensation
Name	Governance Committee		Committee		Audit Committee

R. Douglas Cowan					X
Kathryn W. Dindo			X		X	(Chair)
Paul J. Dolan			X
Nancy Lopez Knight (elected August 2006)	X
Elizabeth Valk Long			X	(Chair)	X
Gary A. Oatey	X	(Chair)
William H. Steinbrink	X

Director Compensation

Directors who are employees of Smucker receive no compensation for their services as a Director. The Company uses a combination of cash and stock-based compensation to attract and retain nonemployee Directors to serve on the Board. At its April 2006 meeting, the Compensation Committee and the Board of Directors approved an increase in the compensation paid to its nonemployee Directors. This increase in compensation paid to nonemployee Directors became effective October 1, 2006, and was based on a review of director compensation conducted by the Company’s outside compensation consultant, Towers Perrin, which was presented to the Compensation Committee at its April 2006 meeting. This review of director compensation was performed concurrently with the Company’s biannual range review of executive compensation.

The compensation paid to the Company’s nonemployee Directors, which became effective October 1, 2006, is as follows:

Fiscal 2007 (effective October 1, 2006)

• Annual Retainer	$40,000	per year
• Annual Retainer for Committee Chair (except Audit Committee)	$5,000	per year
• Annual Retainer for Audit Committee Chair	$10,000	per year
• Attendance Fee for Board Meetings	$1,500	per meeting
• Attendance Fee for Committee Meetings	$1,500	per meeting
• Annual Grant of Deferred Stock Units	$60,000	value of deferred stock units granted annually in October

The annual grant of deferred stock units having a value of $60,000 is issued out of The J. M. Smucker Company 2006 Equity Compensation Plan (“2006 Plan”). The 2006 Plan was approved by shareholders at the annual shareholder meeting on August 17, 2006. This annual deferred stock unit award replaced the annual award of 2,000 stock options (issued under the Nonemployee Director Stock Option Plan) and 400 deferred stock units (issued under the Amended and Restated Nonemployee Director Stock Plan (“Nonemployee Director Stock Plan”)). The deferred stock units vest immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During the period from May 1, 2006, through September 30, 2006 (i.e., prior to the time the new nonemployee director compensation became effective), nonemployee Directors were eligible to receive the following compensation:

Fiscal 2007 (May 1, 2006 to September 30, 2006)

• Annual Retainer	$30,000	per year
• Annual Retainer for Committee Chair (including Audit Chair)	$4,000	per year
• Attendance Fee for Board Meetings	$1,500	per meeting
• Attendance Fee for Committee Meetings	$1,200	per meeting

During fiscal year 2007, nonemployee Directors could have elected to receive a portion of their annual retainer and committee fees in the form of deferred stock units. For services rendered through December 31, 2006, fees were deferred pursuant to the terms of the Nonemployee Director Stock Plan which was approved by shareholders at the August 2004 annual meeting. For services rendered after December 31, 2006, fees were deferred under the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board effective January 1, 2007. All deferred stock units, together with dividends credited on those deferred stock units, are paid out in the form of common shares subsequent to termination of service as a nonemployee Director.

The Board has not established minimum amounts of share ownership required to be held by nonemployee Directors. The Company has long maintained that the ownership of the Company’s common shares shall be a matter of conscience for each Director and encourages each Director to own a reasonable number of Smucker common shares.

The following table reflects compensation earned by Directors in fiscal year 2007.

2007 Director Compensation

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Total
(1)(2)	($)	($)(3)	($)(4)	($)(5)(6)	($)
R. Douglas Cowan	54,433	60,000	—	—	114,433
Kathryn W. Dindo	70,633	60,000	—	—	130,633
Paul J. Dolan	49,033	60,000	—	—	109,033
Nancy Lopez Knight	36,833	60,000	—	—	96,833
Elizabeth Valk Long	66,217	60,000	—	—	126,217
Charles S. Mechem, Jr.	16,867	—	—	25,000	41,867
Gary A. Oatey	53,750	60,000	—	—	113,750
William H. Steinbrink	50,833	60,000	—	—	110,833

(1)	Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd are not included in this table as they are employees of the Company and, thus, receive no compensation for their services as Directors. The compensation received by each as employees of the Company is shown in the 2007 Summary Compensation Table.

(2)	As of April 30, 2007, each nonemployee Director had the following aggregate number of deferred stock units and stock options. Deferred stock units include deferred meeting and retainer fees, along with additional stock units credited as a result of reinvestment of dividends.

	Deferred	Stock
Name	Stock Units	Options

R. Douglas Cowan	5,171	5,500
Kathryn W. Dindo	15,031	7,500
Paul J. Dolan	2,907	—
Nancy Lopez Knight	1,261	—
Elizabeth Valk Long	17,510	10,500
Charles S. Mechem, Jr.	—	4,000
Gary A. Oatey	7,117	5,500
William H. Steinbrink	21,145	10,500

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (“SFAS 123R”). The $60,000 per Director also represents the grant date fair value of the stock awards due to the awards vesting immediately upon grant.

(4)	No stock options were awarded in fiscal year 2007. All previously awarded stock options were fully vested prior to fiscal year 2007, therefore no SFAS 123R expense was recognized in fiscal year 2007.

(5)	Nonemployee Directors occasionally receive perquisites provided by or paid by Smucker. During fiscal year 2007 these perquisites included allowing family to travel on the Company aircraft while transporting the nonemployee Director to and from Board and Committee meetings, occasional samples of Smucker products, and tickets to Smucker sponsored events. The aggregate of all benefits provided to each nonemployee Director in fiscal year 2007 was less than $10,000.

(6)	Charles S. Mechem, Jr. retired from the Board in August 2006 after many years of distinguished service. In recognition of his extraordinary service, the Company donated $25,000 to the Greater Cincinnati Foundation in honor of Mr. Mechem’s retirement.

Executive Sessions and Presiding Director

In its 2007 fiscal year, the Board held three regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Company’s corporate governance guidelines, these meetings were chaired by Mr. Oatey, the Chair of the Nominating and Corporate Governance Committee. Mr. Oatey chaired these executive sessions for one fiscal year. The Chair of the Compensation Committee, will chair the executive sessions in fiscal year 2008. In fiscal year 2009, executive sessions will be chaired by the Chair of the Audit Committee. Executive sessions of the Board are held in conjunction with regularly scheduled meetings of the Board. There is no executive session held on the day of the annual shareholders’ meeting, unless specifically requested by a Director.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members and met three times during the 2007 fiscal year. The principal functions of this Committee include:

•	developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors;

•	considering and proposing Director nominees for election at the annual meeting;

•	selecting candidates to fill Board vacancies as they may occur;

•	making recommendations to the Board regarding Board committee memberships;

•	considering key management succession planning issues as presented annually by management;

•	developing and generally monitoring the Company’s corporate governance guidelines and procedures;

•	performing other functions or duties deemed appropriate by the Board; and

•	reviewing and approving, as appropriate, related party transactions consistent with the guidelines set forth in the Company’s Policy on Ethics and Conduct and the Company’s Related Party Transaction Policy.

The Nominating and Corporate Governance Committee charter is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Nominating and Corporate Governance Committee believes this charter is an accurate and adequate statement of the Committee’s responsibilities and the Committee reviews this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

Executive Compensation Committee

The Compensation Committee currently has three members and met four times during the 2007 fiscal year. Charles S. Mechem, Jr. served on the Committee until his retirement from the Board in August 2006. The principal functions of this Committee include:

•	establishing, regularly reviewing and implementing the Company’s compensation philosophy;

•	determining the total compensation packages and performance goals of Smucker executive officers;

•	assuring that the total compensation paid to Smucker executive officers is fair, equitable and competitive, based on an internal review and comparison to survey data;

•	approving and administering the terms and policies of Smucker’s long-term incentive compensation programs (including Smucker’s restricted stock program) for executive officers;

•	approving and administering the terms and policies of Smucker’s short-term incentive compensation programs (including bonus program) for all executive officers;

•	considering employee benefit programs generally;

•	reviewing the compensation paid to nonemployee Directors of the Board and making recommendations to the full Board, as appropriate; and

•	performing other functions or duties deemed appropriate by the Board.

The Compensation Committee operates under a written charter, that is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Compensation Committee believes the charter is an accurate and adequate statement of the Committee’s responsibilities. The Committee reviews this charter on an annual basis to confirm that it continues to be an accurate statement of such responsibilities. More information about the Compensation Committee and related topics is provided in the Compensation Discussion and Analysis beginning on page 19.

Audit Committee

The Audit Committee has three members and met nine times during the 2007 fiscal year, including four telephonic meetings to review Smucker’s quarterly filings on Form 10-Q and annual filing on Form 10-K. The principal functions of this Committee include:

•	annual determination that at least one of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes-Oxley Act of 2002;

•	reviewing annually the financial literacy of each of its members, as required by the NYSE;

•	reviewing with the independent auditors of Smucker the scope and thoroughness of the auditors’ examination and considering recommendations of the independent auditors;

•	appointing the independent auditors and approving their fees for the year;

•	reviewing the sufficiency and effectiveness of Smucker’s system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 with the Company’s financial officers, the independent auditors, and, to the extent the Committee deems necessary, legal counsel;

•	reviewing and discussing Smucker quarterly and annual filings on Form 10-Q and Form 10-K, respectively;

•	reviewing and approving the charter for Smucker’s internal audit function, the annual internal audit plan, and summaries of recommendations; and

•	performing other functions or duties deemed appropriate by the Board.

As part of her responsibilities, the Chair of the Audit Committee met quarterly with Smucker management and independent auditors to review earnings release information.

In addition, the Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the NYSE, and determined that each of its members meet the criteria established by the stock exchange. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in the Sarbanes-Oxley Act of 2002 and determined that two of its members, Kathryn W. Dindo and R. Douglas Cowan, satisfy the criteria of an audit committee financial expert under this Act. The Board of Directors adopted a resolution at its April 2007 meeting designating Ms. Dindo and Mr. Cowan as “financial experts,” within the meaning of the Sarbanes-Oxley Act of 2002.

A more detailed report of the Audit Committee is set forth below under the heading “Report of the Audit Committee.” The Audit Committee operates under a written charter, that is attached as Annex B to this proxy statement and is also posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Audit Committee believes the charter is an accurate and adequate statement of the Audit Committee’s responsibilities. The Audit Committee reviews this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee serves as the primary communication link between the Board of Directors as the representative of the shareholders, the Company’s Independent Registered Public Accounting Firm, Ernst & Young LLP, and the Company’s internal auditors. Smucker management has the primary responsibility for financial statements and the reporting process, including the systems of internal control.

In fulfilling its responsibilities, during the fiscal year the Audit Committee reviewed with management the financial statements and related disclosures included in Smucker’s quarterly reports on Form 10-Q, and the audited financial statements and related financial statement disclosures included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007. Also, the Audit Committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of Smucker’s accounting policies. The Audit Committee’s review with the independent auditors included a discussion of other matters required under U.S. generally accepted auditing standards, including those matters required by the Statement on Auditing Standards No. 61, Communication With Audit Committees, and by the Sarbanes-Oxley Act of 2002.

The Audit Committee received the written disclosures from the independent auditors required by the Independence Standards Board Statement No. 1, and has discussed those disclosures with the independent auditors. The Audit Committee also has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Smucker’s internal and independent auditors the overall scope and plans for their respective audits and reviewed Smucker’s plans for compliance with the management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal and independent auditors to discuss the results of the auditors’ examinations, their evaluation of Smucker’s internal controls, including a review of the disclosure control process, as well as the overall quality of Smucker’s financial reporting. The Audit Committee, or the Committee Chair, also preapproved services provided by Ernst & Young LLP during the 2007 fiscal year.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Smucker’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007. The Audit Committee authorized the appointment of Ernst & Young LLP as Smucker’s Independent Registered Public Accounting Firm for the 2008 fiscal year.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
R. Douglas Cowan
Elizabeth Valk Long

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees, including out of pocket expenses, billed by Ernst & Young LLP for the years ended April 30, 2007 and 2006:

	2007	2006

Audit Fees(1)	$1,597,700	$1,662,900
Audit-Related Fees(2)	39,000	1,500
Tax Fees(3)	944,600	888,000
All Other Fees	—	—

Total Fees	$2,581,300	$2,552,400

(1)	Audit fees primarily relate to (i) the audit of the Company’s consolidated financial statements as of and for the years ended April 30, 2007 and 2006, including statutory audits of certain international subsidiaries; (ii) the assessment of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and (iii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2007 and 2006.

(2)	Audit-related fees are for audits of certain employee benefit plans and the Company’s subscription to on-line research services.

(3)	Tax fees are primarily for tax work in connection with the Company’s realignment of its legal entity structure and for tax compliance, preparation, and planning services.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the independent auditors be preapproved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. The Audit Committee’s preapproval identifies the particular type of service and is subject to a specific engagement authorization.

Should it be necessary to engage the independent auditors for additional, permitted services between scheduled Committee meetings, the Chair of the Audit Committee has been delegated the authority to approve up to $200,000 for additional services for a specific engagement. The Committee Chair then reports such preapproval at the next meeting of the Audit Committee. The approval policies and procedures of the Committee do not include delegation of the Audit Committee’s responsibility to Smucker management.

All of the services described above were approved by the Audit Committee or the Committee Chair before Ernst & Young LLP was engaged to render the services or otherwise in accordance with the approval process adopted by the Audit Committee.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

The Company’s Policy on Ethics and Conduct has established procedures for confidential, anonymous complaints by employees and from third parties received by Smucker regarding accounting, internal accounting controls or auditing matters. The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2 on proxy card)

The Audit Committee has appointed Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 30, 2008. The Audit Committee has requested that the shareholders ratify this decision. Ernst & Young LLP has served as Smucker’s independent auditors since 1955.

A representative of Ernst & Young LLP will be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of Smucker’s financial statements and records for the fiscal year ended April 30, 2007.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of Ernst & Young LLP to Smucker’s shareholders for ratification at the annual meeting as a matter of good corporate practice in order to provide a means by which shareholders may communicate their opinion to the Audit Committee.

The Board of Directors recommends a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s
Independent Registered Public Accounting Firm.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Compensation Committee regularly reviews the Company’s compensation philosophy and objectives. The Compensation Committee is also responsible for reviewing and approving compensation for the Company’s executive officers on an annual basis. A description of the Compensation Committee’s responsibilities is set forth in detail in its charter which may be accessed on the Company’s website at www.smuckers.com.

Set forth below is a detailed discussion of Smucker’s compensation program for its executive officers organized as follows:

I.	Philosophy of Smucker’s Compensation Program	(page 19)
II.	Components of Smucker’s Compensation Program for Executive Officers	(page 19)
III.	Determination of Base Salaries for Executive Officers	(page 20)
IV.	What Smucker’s Short-Term Incentive Compensation Program (MIP) is Designed to Reward and How it Works	(page 21)
V.	What Smucker’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works	(page 23)
VI.	Health Benefits	(page 25)
VII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan	(page 25)
VIII.	Other Benefits Executive Officers Receive	(page 26)
IX.	Description of Agreements with Executive Officers	(page 26)
X.	Tax and Accounting Considerations	(page 27)

I.	Philosophy of Smucker’s Compensation Program

The Company’s compensation philosophy is that compensation for all employees, including its executive officers should be:

•	fair and equitable when viewed both internally and externally;

•	competitive enough to attract and retain the best qualified individuals; and

•	performance based.

The Company has designed its compensation programs to include each of these components. The performance-based incentives, (comprised of corporate performance, individual performance and, in some cases, the performance of the business and operations units), seek to reward both short-term, or annual, as well as long-term results and to align the interests of Smucker’s executive officers and other participants with the interests of the Company’s shareholders.

II.	Components of Smucker’s Compensation Program for Executive Officers

Company executive officers receive a compensation package which consists of some or all of the following components:

Cash Components

•	annual base salary; and

•	the Company’s short-term incentive compensation program, the Management Incentive Plan (“MIP”), provides participants the opportunity, subject to meeting specified goals, to earn an annual cash bonus.

Equity Component

•	the Company’s long-term incentive compensation program, in the form of a potential annual grant of restricted shares or restricted stock units (“Restricted Stock Award”), provides participants the opportunity, subject to meeting specified goals, to earn equity of the Company which generally vests over a four-year period.

Health Benefits and Pension Benefits

•	participation by certain executive officers in a supplemental executive retirement plan;

•	participation in health and welfare plans upon substantially the same terms as available to other salaried employees of the Company; and

•	participation in retirement plans (such as a 401(k) plan, defined benefit pension plan and employee stock ownership plan) upon the same terms as available to other salaried employees of the Company.

Other Benefits

•	the right to defer part of their salary or cash bonus under a non-qualified, voluntary, deferred compensation plan; and

•	selected perks for certain executive officers such as limited financial and tax planning assistance, use of Company aircraft, and select reimbursement for club dues and expenses.

III.	Determination of Base Salaries for Executive Officers

The Company believes the compensation paid to executive officers must be competitive enough to attract and retain qualified individuals and must be fair and equitable. The Company also believes that there are certain non-financial, intangible elements of the overall compensation program which provide a positive work environment and have value for Smucker employees. The commitment to one another as valued employees and the adherence to the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence are reflected in how we conduct ourselves and the pride we take in a job well done.

In an effort to provide competitive, yet fair and equitable base salaries, salary ranges are determined using published and widely available salary market data from a broad cross-section of companies which are similar in size to the Company. Salary ranges are determined in the same manner for each salaried employee of the Company, including each executive officer. The actual base salary paid to each executive officer is designed to fall within the range established by the Company and to also reflect the experience of the executive officer and the scope of his or her responsibility.

The Compensation Committee retains an outside compensation consultant, Towers Perrin, to assist both management and the Compensation Committee to ensure that the total compensation, not just base salaries, paid to its executive officers is fair and equitable. Towers Perrin works with the Company and the Compensation Committee on a regular basis to provide on-going review of industry trends, as well as Company compensation programs. Informed of competitive industry salaries and trends provided by Towers Perrin, the Compensation Committee sets and approves the base salaries for Timothy P. Smucker and Richard K. Smucker, who act jointly as Co-Chief Executive Officers (“Co-CEOs”) and approves the base salaries for the other executive officers.

Additionally, to ensure that total compensation, not just base salary, paid to executive officers is fair, the Company, with assistance from Towers Perrin, regularly benchmarks all elements of its compensation program using the same reference group and survey data (“Compensation Study”). The most recent Compensation Study was presented to the Compensation Committee at its April 2006 meeting and indicated that base salary ranges for executive officers of the Company were below the size-adjusted median of the survey companies. The Compensation Committee, in April 2006, approved revised salary ranges for executive officers effective as of May 1, 2006, during the Company’s regular annual merit increase review.

Consistent with the Company’s compensation philosophy, the midpoints of these new base salary ranges were generally set by the Compensation Committee at the midpoint of the ranges of the companies surveyed. When appropriate, the Compensation Committee may adjust a midpoint for a specific position either up or down to reflect specific responsibilities, market competition, as well as issues of internal pay equity.

When approving compensation for executive officers, the Compensation Committee also considers:

•	support of the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence;

•	individual performance, including financial and operating results as compared to the Company’s financial plan and to prior year results, as well as achievement of personal development objectives;

•	the Company’s overall performance, including sales and earnings results;

•	the Company’s market share gains;

•	implementation of the Company’s strategy;

•	implementation of sound management practices; and

•	the role of appropriate succession planning in key positions.

Each April, the Compensation Committee requests that management submit salary recommendations for executive officers, other than for the Co-CEOs, using all of the considerations outlined above. These recommendations generally result in salary increases for the executive officers that are, on average, aligned with the Company’s salary increase budget for other salaried employees. The Compensation Committee reviews all of these performance considerations with no single factor necessarily weighted more heavily than another. As noted above, management does not submit a recommendation regarding salary increases for the Co-CEOs.

The Compensation Committee’s outside consultant regularly attends Compensation Committee meetings and provides updates on compensation trends, as well as analyses as to whether the Company continues to meet its compensation objectives. Towers Perrin also participates in executive sessions with the Compensation Committee, without members of Smucker management present. The Co-CEOs, the vice president of human resources, and the corporate secretary also attend the non-executive portions of the Compensation Committee meetings.

From time to time, Towers Perrin also provides additional services at the request of the Company. In fiscal year 2007, these services included assistance in the calculation of restricted stock awards and appropriate target awards for participants, assistance in analyzing the new proxy executive compensation disclosure requirements adopted by the SEC, review of this Compensation Discussion and Analysis and assistance in the preparation and review of the 2006 Plan prior to submission to the Company’s shareholders for approval at the 2006 Annual Meeting.

IV.	What Smucker’s Short-Term Incentive Compensation Program (MIP) is Designed to Reward and How it Works

Smucker’s MIP is performance based and is designed to reward key managers, including executive officers, for their contribution to the Company based on clear, measurable criteria.

After the end of each fiscal year, the Compensation Committee reviews management’s recommendations for MIP bonuses (other than a recommendation for the Co-CEOs for whom management makes no recommendation). The Compensation Committee evaluates the following criteria and information in approving MIP awards for executive officers:

•	the Company’s performance in relation to its non-GAAP earnings per share goal for the fiscal year, which goal is also approved by the Compensation Committee in June of each year for the fiscal year commencing the prior May 1st. The earnings per share goal is calculated excluding restructuring and merger and integration charges. The determination of Company performance excluding these charges is consistent with the way management internally evaluates its business;

•	personal performance of the executive officer based on achievement of corporate performance goals, and adjusted, either up or down, in extraordinary circumstances;

•	if an executive officer has responsibilities that align with a specific business area or a specific plant, a percentage of this award is tied to that specific business area’s or plant’s performance in relation to its annual profit goal and the Compensation Committee will review attainment of relevant profit goals for those areas;

•	awards to each executive officer for the prior three years, as well as base salary for the fiscal year just ended and “target award” information for each executive officer; and

•	no awards are made unless the Company first achieves 80% of its earnings per share goal.

“Target awards” for executive officers under the MIP are also approved by the Compensation Committee and represent a percentage of each executive officer’s base salary. The appropriate MIP target award percentage for each executive officer is reviewed regularly by the Compensation Committee with input from Towers Perrin. The most recent Compensation Study indicated the MIP target award percentages were generally at the midpoint of the survey group. Executive officers’ MIP target awards range from 30% to 80% of base salary depending on the responsibilities and experience of the executive officer. The most an executive officer is eligible to receive in any one fiscal year is twice the MIP target award (i.e., between 60% to 160% of base salary).

Participants in the MIP receive a percentage of their target award based on Company, business unit, or plant operation performance as shown in the following table:

		Percentage
		of Target
	Performance	Award
Ranges	Level Achieved	Earned

Below Threshold	<80%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	110%	200%

In the event performance is between the ranges set forth in the matrix above, the Compensation Committee determines the percentage of the award that is earned by mathematical interpolation and for each increase of 1% above the target performance level, the percentage of target award earned will increase by 10%.

Additionally, if an executive officer is part of a specific business area or plant operation, 50% of the MIP target award is tied to the performance of the business area or plant operation. A chart illustrating this allocation is as follows:

	Weighting of Target Award
	Corporate	Business Unit	Operational
Performance Categories	Participants	Participants	Participants

Corporate Performance	50%	25%	25%
Individual Performance	50%	25%	25%
Business Area Performance	0%	50%	0%
Operation Area Performance	0%	0%	50%

	100%	100%	100%

The MIP awards for the Co-CEOs are based on the same corporate performance standards as used for other corporate participants in the MIP; however, no recommendation is made by management concerning the individual awards for the Co-CEOs. The MIP awards for each of the Co-CEOs are determined by the Compensation Committee based on its evaluation of the criteria outlined above.

Set forth below is an example of the calculation of an MIP award for a corporate participant:

Example: Executive officer with corporate responsibilities, an annual base salary of $200,000, and a MIP target award of 50% of base salary, would receive the following MIP awards based on achievement of target performance for all categories as shown below:

		Percentage
		of Target
	Performance	Award	MIP
Ranges	Level Achieved	Earned	Earned

Below Threshold	<80%	0%	$0
Threshold	80%	25%	$25,000
Target	100%	100%	$100,000
Maximum	110%	200%	$200,000

Specifically, with respect to fiscal year 2007, the corporate performance was 105% of the non-GAAP earnings per share goal for the year and the corporate performance portion of the awards was paid at 150% of the MIP target award percentage for all participants. Using the above example, based on results for fiscal year 2007, the corporate participant would receive a payment of $150,000. For fiscal year 2007, all of the executive officers included in the 2007 Summary Compensation Table were corporate participants in the MIP (i.e., receiving 50% of MIP based on corporate performance and 50% based on individual performance) except for Mr. Vincent C. Byrd, Senior Vice President, Consumer Market, who received 25% of his MIP award based on the performance of the consumer business area, 50% based on corporate performance and 25% based on individual performance.

Although the Company does not provide specific guidance on its earnings estimates, it has consistently maintained that it expects earnings per share to grow at a long-term average of 8% per year. The Company believes that the established performance targets required participants, including executive officers, to perform at a high level in order to achieve the 1998 through 2007 target performance levels. During this ten-year period, the Company achieved performance in excess of the target level seven times, achieved the maximum performance level once, and failed to achieve the target performance twice. During the same time period, the Company’s annual compounded earnings per share growth rate was in excess of 10%. Generally, the Compensation Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

V.	What Smucker’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works

The Company’s long-term, performance-based, compensation is stock based and is designed to align the interests of management with the interests of Company shareholders. The goals of Smucker’s long-term incentive compensation program are to:

•	encourage executive officers and key managers to focus on long-term Company performance;

•	provide an opportunity for key managers to increase stock ownership in the Company;

•	create opportunities for participants to share in growth over the long term; and

•	act as a retention incentive for executive officers and key managers.

In April 2005, the Compensation Committee approved a new long-term incentive program in the form of annual awards of performance-based restricted shares or performance-based restricted stock units. Prior to April 2005, the Company used stock options as the primary component of long-term incentive compensation and restricted stock grants were previously limited to certain key executive officers with a grant made every other year.

Restricted shares and restricted stock unit awards are issued under the 2006 Plan, which was approved by the Company’s shareholders at its August 2006 annual meeting, as well as the 1998 Equity and Performance Incentive Plan (“1998 Plan”). The Company grants restricted stock units (in lieu of restricted shares) to certain participants who reside outside the U.S., in order to comply with local laws and to provide favorable tax treatment to the foreign recipients. Discussion in this Compensation Discussion & Analysis relating to restricted shares also applies to the limited awards of restricted stock units granted outside the U.S.

The essential features of the Restricted Stock Awards are as follows:

•	subject to Compensation Committee approval, grants of restricted shares are made each June when the Company meets or exceeds performance goals;

•	actual restricted share grants are based on Smucker’s earnings per share performance as established by the Compensation Committee the previous June (on the same performance basis as MIP awards are determined);

•	restricted shares target award opportunities (i.e., the amount of restricted shares a participant is eligible to receive) are computed based on a participant’s base salary level at the beginning of the fiscal year in which the restricted shares award is made and considerations of internal equity (similar to the considerations used in determining the target award under the MIP, including the Compensation Study) and these goals and targets are communicated to participants at the beginning of each fiscal year;

•	Restricted Stock Awards vest 100% at the end of a four-year period so long as a participant remains an employee of the Company. Restricted Stock Awards made to participants who reach the age of 60 and have a minimum of 10 years of service with the Company vest immediately. The Company also has pro-rata vesting, in specific, limited circumstances such as job elimination or sale of the related business; and

•	actual awards range from 0% of the restricted shares target award amount, if the Company fails to achieve 80% of its earnings goal, to a maximum of 150% of the restricted shares target award amount if the Company exceeds 120% of its earnings goal as shown in the following table. In the event performance is between the ranges set forth below, the Compensation Committee determines the percentage of the award that is earned by mathematical interpolation and for each increase of 1% above the target performance level, the percentage of target award will increase by 2.5%.

		Percentage
	Achievement	of Target
	of Target	Award
Ranges	Performance	Earned

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	120%	150%

Restricted Stock Awards, rounded to the nearest five shares, are reviewed and approved by the Compensation Committee in June based on the previous fiscal year’s performance. Participants must be employed by the Company at the time of the award to receive shares. For all executive officers, except the Co-CEOs, the Company initially determines the dollar value of the restricted shares that has been earned and such determination is approved by the Compensation Committee. The stock price used to determine the number of shares to be awarded is based on the average of the closing stock prices for the final five trading days in April of the fiscal year just ended and the first five trading days in May of the fiscal year just begun.

In order to qualify the Restricted Stock Awards made to the Co-CEOs as performance-based awards under Section 162(m) of the Internal Revenue Code, the Company has historically granted performance shares and performance units to the Co-CEOs in June of each year, which are paid in the form of restricted shares (like the other executive officers) at the end of the fiscal year in which they were granted, assuming the applicable performance standards relating to earnings per share were met. For grants made in fiscal year 2008 and beyond, the Company will grant performance units to the Co-CEOs, which will also be payable in restricted shares to the extent that performance goals are achieved. Management makes no recommendation regarding long-term incentive awards for the Co-CEOs, but the Compensation Committee, after considering input from Towers Perrin, makes grants to the Co-CEOs based on the same performance standards as used for the other participants.

Following the end of fiscal year 2007, the Compensation Committee determined the number of performance shares and units that were earned. Both the performance shares and the performance units were paid in the form of shares of restricted stock, which restricted shares for the Co-CEOs was issued out of shares available under the 1998 Plan. The performance shares were converted into restricted shares on a one-for-one basis and the performance units (each worth $1) were converted to a number of restricted shares based on the average stock price for the final five trading days during fiscal year 2007 and the first five trading days in fiscal year 2008. The restricted shares earned were granted to the Co-CEOs pursuant to the same terms as the restricted shares granted to the other executive officers and are subject to a four-year vesting period. However, as with other participants, once either of the Co-CEOs reaches the age of 60 and has a minimum of 10 years of service with the Company, his restricted shares will vest immediately. Based on his age and length of service, the restricted shares granted to Timothy P. Smucker vested upon grant. Based on his age and length of service, the restricted shares granted to Richard K. Smucker will vest in full in May 2008.

Specifically, with respect to fiscal year 2007, the Company achieved 105% of its non-GAAP earnings per share performance level resulting in a Restricted Stock Award of 112.5% of the restricted stock award target.

VI.	Health Benefits

The Company provides executive officers with health and welfare plans upon substantially the same terms as available to most other salaried employees of the Company and its domestic subsidiaries. These benefit plans include medical, dental, life, and disability insurance coverage.

VII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan

Company executive officers participate in The J. M. Smucker Company Employees’ Retirement Plan (“Qualified Plan”), The J. M. Smucker Company Employee Savings Plan (“401(k) Plan”), and its Employee Stock Ownership Plan (“ESOP”). Participation in these plans is an important component of the overall compensation package for all Company employees, including its executive officers. Substantially all of the Company’s U.S. non-represented employees are eligible to participate in these plans, each upon the terms set forth in the specific plan applicable to each participant.

The Company provides a 50% match on employees’ contributions of up to 6% of pay (maximum Company match of 3% of pay) in the 401(k) Plan. An additional Company contribution of approximately 2% of base salary is provided to eligible employees through the ESOP.

The Qualified Plan is a qualified defined benefit plan which provides a pension benefit based upon years of service with the Company and upon final average pay (average base salary compensation for the five most highly compensated consecutive years of employment). Benefits under the Qualified Plan are 1% of final average pay times the participant’s years of service with Smucker. In addition to retirement benefits under the Qualified Plan, certain executive officers of the Company, including the executive officers listed in the 2007 Summary Compensation Table, also participate in The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan (“SERP”), a non-qualified supplemental retirement plan, entitling them to certain supplemental benefits upon their retirement. Benefits under the SERP, which are based upon years of service, are 55% (reduced for years of service less than 25) of the average of base salary, holiday bonus, and MIP bonus for the five most highly compensated, consecutive years of employment, less any benefits received under the Qualified Plan and less any Social Security benefit received.

Executive officers may elect to defer up to 50% of salary and up to 100% of the MIP award in The J. M. Smucker Company Voluntary Deferred Compensation Plan (“Deferred Compensation Plan”). The amounts deferred are credited to notional accounts selected by the executive that mirror the investment alternatives available in the 401(k) Plan. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in 2 to 10 equal annual installments.

The SERP and the Deferred Compensation Plan are non-qualified deferred compensation plans and, as such, are subject to the rules of the Internal Revenue Code (“IRC”) Section 409A, which restrict the timing of distributions.

VIII.	Other Benefits Executive Officers Receive

The executive officers, like all salaried and hourly non-represented employees of the Company, receive an annual holiday bonus equal to 2% of their base salary (excluding annual MIP bonus amounts).

Executive officers are provided certain personal benefits not generally available to all employees. The Compensation Committee believes these additional benefits are reasonable and enable the Company to attract and retain outstanding employees for key positions. These benefits include financial and tax planning assistance, reimbursement for specified club dues and expenses, executive physicals, participation in the SERP, and the Deferred Compensation Plan. Additionally, the Compensation Committee and the Company’s Board have strongly encouraged the Co-CEOs and their families to use corporate aircraft for all air travel for security purposes. The value of personal travel on the corporate aircraft is calculated in accordance with applicable regulations under the IRC and is included in the Co-CEOs’ taxable income for the year. The value of these personal benefits for the named executive officers, to the extent the aggregate value exceeded $10,000 for fiscal year 2007, is included in the 2007 Summary Compensation Table.

The Compensation Committee reviews, on an annual basis, the types of perks and other benefits provided executive officers, as well as the dollar value of each perk paid to executive officers.

IX.	Description of Agreements with Executive Officers

Employment Agreements

The Company does not have employment agreements with any employee nor does the Company have golden parachute agreements or change of control agreements with any employee. Should there be a change in control of the Company, all outstanding equity awards (other than the performance shares and units for the Co-CEOs described above) will immediately vest. The definition of change of control for purposes of accelerating the vesting of Restricted Stock Awards is set forth in the 2006 Plan and the 1998 Plan.

Consulting Agreements

The Co-CEOs have entered into Consulting Agreements with the Company. These agreements are designed to recognize the value of the Smucker family involvement in the business and to preserve this value for a period following the termination of employment of either of the Co-CEOs. The consulting agreements generally require each of the Co-CEOs to maintain his public representation of the Company for three years following the termination of full-time employment with the Company. The Board also believes that it is crucial to the strength of the Smucker’s brand that neither Timothy P. Smucker nor Richard K. Smucker should undertake activities after the end of his employment with the Company that might be to the competitive disadvantage of the Company.

In December 2005, Richard G. Jirsa retired as a Vice President of the Company after 30 years of service. At the time of his retirement, Mr. Jirsa entered into a Consulting Agreement with the Company pursuant to which he has agreed to provide consulting services to the Company, as requested, for a period of two years.

In August 2006, Fred A. Duncan retired as a Senior Vice President of the Company after 28 years of service. At the time of his retirement, Mr. Duncan entered into a Consulting Agreement with the Company pursuant to which he has agreed to provide consulting services to the Company, as requested, for a period of one year.

In June 2007, John D. Milliken retired as a Vice President of the Company after 34 years of service. At the time of his retirement, Mr. Milliken entered into a Consulting Agreement with the Company pursuant to which he has agreed to provide consulting services to the Company, as requested, for a period of one year.

Additionally, Richard F. Troyak, Vice President, Operations, will be retiring in late July 2007. He has agreed to provide consulting services to the Company, as requested, for a period of one year from his date of retirement. Mr. Troyak will enter into a one-year Consulting Agreement near the date of retirement.

More detailed information regarding the applicable payments under such agreements is provided in the Termination Analysis tables on pages 41 through 45.

X.	Tax and Accounting Considerations

The Compensation Committee has considered the potential impact on the Company’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the IRC. Compensation that qualifies as performance-based compensation is exempt from the cap on deductible compensation. To date, only Timothy P. Smucker and Richard K. Smucker have been paid compensation in excess of $1,000,000 that could be subject to the Section 162(m) limitation. The Compensation Committee is committed to establishing executive compensation programs that will maximize, as much as possible, the deductibility of compensation paid to executive officers. To the extent, however, that the Compensation Committee from time to time believes it to be consistent with its compensation philosophy and in the best interests of the Company and its shareholders to award compensation that is not fully deductible, it may choose to do so.

During fiscal year 2007, the Compensation Committee continued to monitor the regulatory developments under IRC Section 409A, which was enacted as part of the American Jobs Creation Act of 2004 (“Act”). Section 409A imposes additional limitations on non-qualified deferred compensation plans and subjects those plans to additional conditions. Certain aspects of the benefit programs may be revised in calendar 2007 for compliance with, or exemption from, the requirements of IRC Section 409A.

2007 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Company’s Chief Executive Officers, Chief Financial Officer and the four other most highly compensated executive officers (“Named Executive Officers” or “NEOs”) for fiscal year 2007. Please read the Compensation Discussion and Analysis in conjunction with reviewing this table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)(6)(7)	($)

Timothy P. Smucker	2007	700,000	14,000	2,232,781	—	840,000	916,198	89,899	4,792,878
Chairman and Co-Chief Executive Officer
Richard K. Smucker	2007	700,000	14,000	2,110,094	—	840,000	1,284,881	119,169	5,068,144
President and Co-Chief Executive Officer
Mark R. Belgya	2007	230,000	4,700	172,573	—	160,000	181,228	9,786	758,287
Vice President, Chief Financial Officer, and Treasurer
Vincent C. Byrd	2007	337,577	6,700	322,165	—	260,000	356,005	21,845	1,304,292
Senior Vice President, Consumer Market
Robert E. Ellis	2007	251,125	4,900	619,402	—	166,000	345,435	20,391	1,407,253
Vice President, Human Resources
John D. Milliken	2007	272,000	5,440	552,750	—	184,000	399,429	10,477	1,424,096
Vice President, Logistics and Fruit Processing
Richard F. Troyak	2007	272,000	5,440	579,327	—	184,000	367,408	10,641	1,418,816
Vice President, Operations

(1)	Included in the salary column (c) is unused vacation from calendar 2006 paid to the following NEOs in fiscal year 2007: Vincent C. Byrd ($2,577) and Robert E. Ellis ($6,125).

(2)	Included in the bonus column (d) is a holiday bonus representing 2% of base salary at the time of payment.

(3)	The stock award column (e) represents compensation expense recognized for financial reporting purposes during fiscal year 2007 in accordance with SFAS 123R related to the awards of restricted shares granted in fiscal years 2004, 2006 and 2007. Amounts included in column (e) also include compensation expense recognized during fiscal year 2007 in connection with awards of restricted shares made to the NEOs on June 12, 2007 based on achievement of performance targets established for fiscal year 2007. Compensation expense related to the June 2007 grant was based on the requisite service period, which includes a one-year performance period plus the vesting period. Additional information regarding the Company’s SFAS 123R assumptions can be found in Notes A and L of the Notes to Consolidated Financial Statements of the Company’s 2007 Annual Report to Shareholders.

Restricted shares generally vest over a four-year period from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, if earlier. Timothy P. Smucker, Robert E. Ellis, and John D. Milliken were at least age 60 with 10 years of service at fiscal year end. Richard F. Troyak and Richard K. Smucker will attain 60 years of age and have 10 years of service in July 2007 and May 2008, respectively. During the vesting period, the NEOs are the beneficial owners of the restricted shares and possess all voting and dividend rights. Dividends are payable at the same rate as is paid on the Company’s common shares generally. During fiscal year 2007, the Company paid quarterly dividends at a rate of $0.28 per share.

In order to qualify the June 12, 2007 restricted shares described above as performance-based compensation under Section 162(m) of the IRC, at the beginning of the 2007 fiscal year, Timothy P. Smucker and Richard K. Smucker were granted performance shares and performance units with a one-year performance period. Each performance unit is equal in value to $1.00 and each performance share is equal to one common share. The actual number of performance shares and performance units earned was paid out in the form of restricted shares and the related compensation expense is included in the table in column (e).

(4)	Amounts shown in column (g) represent performance-based awards under the MIP. The incentive payment was based on achievement of performance targets established for fiscal year 2007 and was paid in June 2007, subsequent to the end of the fiscal year. Performance criteria under the MIP relate to the Company’s performance, individual performance, and in some cases, business and operation area performance, and are discussed in detail under the caption “Compensation Discussion & Analysis.”

(5)	Amounts shown in column (h) represent the increase in present value of accumulated benefits accrued under the Qualified Plan and the SERP. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.”

(6)	Column (i) includes payments made by the Company to defined contribution plans, life insurance premiums related to the NEOs, and tax gross ups on the SERP. Additionally, perquisites were included in this column based on their incremental cost to the Company for any NEO whose total exceeded $10,000.

(7)	The NEOs received various perquisites provided by or paid by Smucker. These perquisites included personal use of corporate aircraft, reimbursement of specified club dues and expenses, annual physical examinations, financial and tax planning assistance, and occasional use of company-purchased season tickets to entertainment events. The Board strongly encourages Timothy P. Smucker and Richard K. Smucker and their families to use corporate aircraft for all air travel for security purposes.

All NEOs, with the exception of Mark R. Belgya, John D. Milliken, and Richard F. Troyak received perquisites in excess of $10,000 for fiscal year 2007. The incremental value of the perquisites for these executive officers is included in column (i). The aggregate value of each perquisite or other personal benefit exceeding $25,000 is shown below.

The Company used incremental costs including costs related to fuel, landing fees, crew meals and other miscellaneous costs in valuing personal use of corporate aircraft in fiscal year 2007.

     Personal Use of Aircraft

Name	2007

Timothy P. Smucker	$45,992
Richard K. Smucker	$84,576

2007 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards (1)			Awards (5)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)
											Grant Date
											Fair Value of
											Stock and
											Option
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum		Awards
Name	Date	($)	($)	($)	(#)		(#)		(#)		($)(6)
Timothy P. Smucker	—	140,000	560,000	1,120,000	—		—		—		—
	6/13/2006	—	—	—	8,818	(2)	17,635	(2)	25,195	(2)	712,630
	6/13/2006	—	—	—	350,000	(3)	700,000	(3)	1,000,000	(3)	700,000
Richard K. Smucker	—	140,000	560,000	1,120,000	—		—		—		—
	6/13/2006	—	—	—	8,818	(2)	17,635	(2)	25,195	(2)	712,630
	6/13/2006	—	—	—	350,000	(3)	700,000	(3)	1,000,000	(3)	700,000
Mark R. Belgya	—	26,438	105,750	211,500	—		—		—		—
	6/13/2006	—	—	—	104,125	(4)	208,250	(4)	312,375	(4)	208,250
Vincent C. Byrd	—	41,875	167,500	335,000	—		—		—		—
	6/13/2006	—	—	—	182,500	(4)	365,000	(4)	547,500	(4)	365,000
Robert E. Ellis	—	27,563	110,250	220,500	—		—		—		—
	6/13/2006	—	—	—	109,650	(4)	219,300	(4)	328,950	(4)	219,300
John D. Milliken	—	30,600	122,400	244,800	—		—		—		—
	6/13/2006	—	—	—	121,125	(4)	242,250	(4)	363,375	(4)	242,250
Richard F. Troyak	—	30,600	122,400	244,800	—		—		—		—
	6/13/2006	—	—	—	121,125	(4)	242,250	(4)	363,375	(4)	242,250

(1)	Estimated future payouts included in the Non-Equity Incentive Plan Awards columns relate to cash payments eligible under the Company’s MIP. The amounts in column (c) reflect 25% of the target amount in column (d), while the amounts in column (e) reflect 200% of such target amounts. The amounts are based on salaries in effect as of April 29, 2007 for each NEO which is the basis for determining the actual payments to be made subsequent to year end.

(2)	This number reflects the number of performance shares granted in June 2006. Each performance share is equal to one common share and has a one-year performance period. The actual number of performance shares earned were paid out in the form of restricted shares issued out of the 1998 Plan subsequent to year end on June 12, 2007. Compensation expense related to the requisite service period for the restricted share awards is included in the 2007 Summary Compensation Table in column (e).

(3)	This number reflects the number of performance units granted in June 2006. Each performance unit is equal in value to $1.00 and has a one-year performance period. The actual dollar amount earned was converted into restricted shares using $56.73, the average closing share price for the final five trading days of April 2007 and the first five trading days of May 2007, and rounded to the nearest five shares. The restricted shares were paid out on June 12, 2007, subsequent to year end and were issued out of the 1998 Plan. Compensation expense related to the requisite service period for the restricted share awards is included in the 2007 Summary Compensation Table in column (e).

(4)	In June 2006, the Compensation Committee approved fiscal year 2007 target awards which granted these NEOs a conditional right to receive restricted shares at the end of the fiscal 2007 one-year performance period. The target awards represent a percentage of base salary that will be paid out in the form of restricted shares upon meeting performance targets. This number reflects the potential dollar value of restricted shares to be received by the NEO, based on May 1, 2007 salaries. The actual dollar amount earned was converted into restricted shares using $56.73, the average closing share price for the final five trading days of April 2007 and the first five trading days of May 2007, and rounded to the nearest five shares. The restricted shares were paid out on June 12, 2007, subsequent to year end and were issued out of the 2006 Plan.

(5)	Subsequent to year end, the actual number of restricted shares awarded to each NEO as a result of earning the awards referred to in the preceding footnotes 2, 3 and 4 were as follows. The NEO must be employed by the Company at the time the Compensation Committee meets subsequent to fiscal year end in order to be eligible to receive the earned restricted shares.

Restricted Shares
Awarded on
Name	June 12, 2007

Timothy P. Smucker	33,720
Richard K. Smucker	33,720
Mark R. Belgya	4,130
Vincent C. Byrd	7,240
Robert E. Ellis	4,350
John D. Milliken	4,805
Richard F. Troyak	4,805

Restricted shares generally vest four years from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, whichever is earlier. The restricted shares issued to Timothy P. Smucker, Robert E. Ellis, and John D. Milliken vested immediately because they had attained the age of 60 and had 10 years of service with Smucker.

(6)	The grant date fair value of stock awards was computed using the target level award in column (g). The June 13, 2006 average of the high and low share price on the NYSE of $40.41 was used in determining the grant date fair value for performance shares. Each performance unit has a value of $1.00.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
								Equity		Equity
			Equity					Incentive		Incentive
			Incentive				Market	Plan Awards:		Plan Awards:
			Plan Awards:				Value of	Number of		Market or
	Number of		Number of			Number of	Shares or	Unearned		Payout Value
	Securities	Number of	Securities			Shares or	Units of	Shares, Units		of Unearned
	Underlying	Securities	Underlying			Units of	Stock	or Other		Shares, Units or
	Unexercised	Underlying	Unexercised	Option		Stock That	That	Rights That		Other Rights
	Options (#)	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not		That Have
	Exercisable	Options (#)	Options	Price	Expiration	Vested	Vested	Vested		Not Vested
Name	(1)	Unexercisable	(#)	($)	Date	(#)(2)	($)(3)	(#)(7)		($)(8)
Timothy P. Smucker	—	—	—	—	—	—	—	25,195	(4)	1,406,385
	—	—	—	—	—	—	—	1,000,000	(5)	1,000,000
	—	—	—	—	—	30,000	1,674,600	—		—
	50,000	—	—	44.1700	10/27/14	—	—	—		—
	30,000	—	—	43.3800	10/28/13	—	—	—		—
	140,000	—	—	33.6600	06/30/12	—	—	—		—
	47,255	—	—	24.9974	10/23/10	—	—	—		—
	23,627	—	—	20.9303	10/24/09	—	—	—		—
	23,627	—	—	17.6238	10/24/09	—	—	—		—
	14,176	—	—	23.1788	10/25/08	—	—	—		—
	14,176	—	—	22.0876	10/25/08	—	—	—		—

Richard K. Smucker	—	—	—	—	—	—	—	25,195	(4)	1,406,385
	—	—	—	—	—	—	—	1,000,000	(5)	1,000,000
	—	—	—	—	—	91,910	5,130,416	—		—
	50,000	—	—	44.1700	10/27/14	—	—	—		—
	30,000	—	—	43.3800	10/28/13	—	—	—		—
	140,000	—	—	33.6600	06/30/12	—	—	—		—
	47,255	—	—	24.9974	10/23/10	—	—	—		—
	23,627	—	—	20.9303	10/24/09	—	—	—		—
	23,627	—	—	17.6238	10/24/09	—	—	—		—
	14,176	—	—	23.1788	10/25/08	—	—	—		—
	14,176	—	—	22.0876	10/25/08	—	—	—		—
	770	—	—	54.1100	01/16/08	—	—	—		—
	1,283	—	—	52.2000	01/16/08	—	—	—		—
	770	—	—	45.0300	01/16/08	—	—	—		—
	770	—	—	40.6200	01/16/08	—	—	—		—
	770	—	—	33.7600	01/16/08	—	—	—		—
	770	—	—	49.6000	07/01/07	—	—	—		—

Mark R. Belgya	—	—	—	—	—	—	—	312,375	(6)	312,375
	—	—	—	—	—	12,410	692,726	—		—
	8,000	—	—	44.1700	10/27/14	—	—	—		—
	5,000	—	—	43.3800	10/28/13	—	—	—		—
	20,000	—	—	33.6600	06/30/12	—	—	—		—
	7,560	—	—	24.9974	10/23/10	—	—	—		—

Vincent C. Byrd	—	—	—	—	—	—	—	547,500	(6)	547,500
	—	—	—	—	—	23,765	1,326,562	—		—
	15,000	—	—	44.1700	10/27/14	—	—	—		—
	10,000	—	—	43.3800	10/28/13	—	—	—		—
	50,000	—	—	33.6600	06/30/12	—	—	—		—
	14,176	—	—	24.9974	10/23/10	—	—	—		—
	7,088	—	—	20.9303	10/24/09	—	—	—		—
	7,088	—	—	17.6238	10/24/09	—	—	—		—
	4,725	—	—	23.1788	10/25/08	—	—	—		—
	4,725	—	—	22.0876	10/25/08	—	—	—		—

Robert E. Ellis	—	—	—	—	—	—	—	328,950	(6)	328,950
	—	—	—	—	—	6,000	334,920	—		—
	10,000	—	—	44.1700	10/27/14	—	—	—		—
	7,000	—	—	43.3800	10/28/13	—	—	—		—

John D. Milliken	—	—	—	—	—	—	—	363,375	(6)	363,375
	—	—	—	—	—	6,000	334,920	—		—
	8,700	—	—	44.1700	10/27/14	—	—	—		—
	35,000	—	—	33.6600	06/30/12	—	—	—		—

Richard F. Troyak	—	—	—	—	—	—	—	363,375	(6)	363,375
	—	—	—	—	—	16,925	944,754	—		—
	10,000	—	—	44.1700	10/27/14	—	—	—		—
	7,000	—	—	43.3800	10/28/13	—	—	—		—

(1)	In April 2006, the Compensation Committee approved the acceleration of vesting of stock options previously awarded to employees under its equity-based compensation plans, effective April 12, 2006. The purpose of the accelerated vesting was to minimize future compensation expense that the Company would have been required to recognize following its adoption of SFAS 123R. As a result, all stock options outstanding are exercisable.

(2)	Restricted shares outstanding at year-end will vest on the following dates:

Name	6/8/2007	7/19/2007	5/16/2008	6/5/2009	6/13/2010

Timothy P. Smucker	30,000	—	—	—	—
Richard K. Smucker	30,000	—	61,910	—	—
Mark R. Belgya	3,500	—	—	3,970	4,940
Vincent C. Byrd	8,000	—	—	7,115	8,650
Robert E. Ellis	6,000	—	—	—	—
John D. Milliken	6,000	—	—	—	—
Richard F. Troyak	6,000	10,925	—	—	—

Restricted shares generally vest four years from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, whichever is earlier. The attainment of age 60 and 10 years of service with the Company vesting provision does not apply to the grant of restricted shares made in June 2003, which vests in June 2007. Due to their age and years of service with the Company, 10,925 of Richard F. Troyak’s and 61,910 of Richard K. Smucker’s outstanding restricted shares will vest in July 2007 and May 2008, respectively.

(3)	The market value of restricted shares was computed using $55.82, the closing share price of Smucker stock on April 30, 2007.

(4)	This number reflects the performance shares outstanding at year end. Each performance share is equal to one common share. The actual performance shares earned, based upon achievement of fiscal year 2007 performance goals, were converted to restricted shares in June 2007. Timothy P. Smucker’s restricted shares vested immediately upon date of grant due to his age and years of service with the Company. In accordance with published SEC guidance, because the Company exceeded fiscal year 2006 target goals, the amounts reported in column (i) represent the maximum number of performance shares that can be earned for fiscal year 2007.

(5)	This number reflects the performance units outstanding at year end. Each performance unit has a value of $1.00. The actual dollars earned, based upon achievement of fiscal year 2007 performance goals, were converted to restricted shares in June 2007. Timothy P. Smucker’s restricted shares vested immediately upon date of grant due to his age and years of service with the Company. In accordance with published SEC guidance, because the Company exceeded fiscal year 2006 target goals, the amounts reported in column (i) represent the maximum number of performance units that can be earned for fiscal year 2007.

(6)	This number is denominated in dollars and represents a conditional right to receive a percentage of the NEO’s May 1, 2007 salary paid out in the form of restricted shares, based upon achievement of 2007 performance goals. The actual dollars earned were converted into restricted shares in June 2007. In accordance with published SEC guidance, because the Company exceeded fiscal year 2006 target goals, the amounts reported in column (i) represent the maximum dollars that can be earned for fiscal year 2007, which will be converted to restricted shares.

(7)	The NEO must be employed by the Company at the time the Compensation Committee meets subsequent to year end in order to be eligible to receive the earned awards.

(8)	The market value of performance shares was computed using $55.82, the closing price of Smucker shares on April 30, 2007. The market value for performance units is equal to $1.00 per performance unit.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
	Number of Shares	Value Realized	Number of Shares		Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting		Vesting
Name	(#)	($)(1)	(#)		($)(4)
Timothy P. Smucker	25,516	499,812	31,655	(2)	1,270,948

Richard K. Smucker	25,516	499,812	—		—

Mark R. Belgya	3,780	82,548	—		—

Vincent C. Byrd	7,560	145,176	—		—

Robert E. Ellis	35,000	498,043	9,765	(3)	542,543

John D. Milliken	43,265	856,012	5,970	(2)	239,696

Richard F. Troyak	39,724	594,136	—		—

(1)	The market price used in determining the value realized was calculated using the average of the high and low share price on the NYSE on the date of exercise.

(2)	Represents shares of restricted stock which vested immediately upon date of grant in June 2006, due to the participant being 60 years of age and having 10 years of service with the Company.

(3)	Represents shares of restricted stock which vested in April 2007 due to Robert E. Ellis attaining 60 years of age with 10 years of service with the Company.

(4)	Value was determined using the closing share price on the NYSE on the date of vesting.

PENSION BENEFITS

The Company maintains two defined benefit plans that cover the NEOs. One is the Qualified Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the IRC to all salaried Smucker employees. The second is the SERP which provides unfunded, non-qualified benefits to certain executive officers. All of the NEOs included in the 2007 Pension Benefits table participate in both of these plans.

Qualified Plan

The benefit provided under the Qualified Plan is only payable as an annuity beginning at normal retirement age which is 65. The Qualified Plan benefit expressed as an annual single life annuity is 1% times final average earnings times years of service.

In addition, NEOs who prior to 1991 participated in the old employee contributory portion of the Qualified Plan may also have a frozen contributory benefit based on their participant contributions made prior to April 30, 1991. Those frozen benefits, included as part of the total Qualified Plan benefit, are as follows: $56,600 for Timothy P. Smucker, $48,100 for Richard K. Smucker, $1,400 for Mark R. Belgya, $7,900 for Vincent C. Byrd, $9,300 for Robert E. Ellis and $23,300 for John D. Milliken. Richard F. Troyak did not contribute to the plan prior to 1991.

Early retirements under the Qualified Plan are subject to the following rules:

•	If the participant terminates employment prior to normal retirement age (age 65) without completing five years of service, no benefit is payable from the Qualified Plan.

•	If the participant terminates employment after completing five years of service but prior to attaining age 65, the Qualified Plan benefit is calculated based on final average earnings and service at the time the NEO leaves employment.

•	Annuity payments from the Qualified Plan cannot be made prior to the NEO reaching age 55 and require 10 years of service rather than the five years required for vesting.

•	Early payments are reduced 4% per year that the benefits start before age 65.

•	If the participant has more than 30 years of service at the time he terminates employment, early payments are reduced 4% per year from age 62.

As of April 30, 2007, Timothy P. Smucker, Richard K. Smucker, Vincent C. Byrd, and John D. Milliken had already completed 30 years of service with the Company.

Final average earnings are equal to average base salary over the five consecutive years of employment which produces the highest average.

SERP

The benefit provided under the SERP is payable as an annuity beginning at normal retirement which is age 65. The SERP benefit expressed as an annual single life annuity is equal to (A) 2.5% times final average earnings times years of service up to 20 years plus (B) 1.0% times final average earnings times years of service from 20 to 25 years, minus (C) the basic benefit provided under the Qualified Plan, minus (D) the Company paid portion of the contributory benefit in the Qualified Plan that was frozen April 30, 1991 and minus (E) an estimate of the Social Security Benefit that would be payable at the later of age 62 or actual retirement.

Early retirements under the SERP are subject to the following rules:

•	If the participant terminates employment before normal retirement age (age 65) without completing 10 years of service, no SERP benefit is payable.

•	If the participant terminates employment after completing 10 years of service but before age 65, the gross SERP benefit ((A) plus (B) in the prior paragraph) is calculated based on final average earnings and service at the time the NEO leaves employment.

•	The gross SERP benefit will be reduced by 4% per year that the benefit commences prior to age 62 and then offset by the Qualified Plan benefit, frozen contributory benefit and estimate of Social Security.

Final average earnings are equal to average compensation (base salary plus MIP bonus plus holiday bonus) over the five consecutive years of employment which produces the highest average.

Determination of Value

The amounts shown are based on the value at age 62, which is the earliest age at which an unreduced retirement benefit is payable under both plans. Other key assumptions used to determine the amounts are as follows:

•	An interest rate of 6.0%, the Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (“SFAS 87”) discount rate as of April 30, 2007. The discount rate as of April 30, 2006 is 6.3%.

•	1994 Group Annuity Mortality Table (projected 8 years to 2002) to estimate the value of annuity benefits payable and the unisex mortality table specified in Revenue Ruling 2001-62 to determine lump sums.

•	All benefits under the Qualified Plan are assumed to be paid as annuities. The value of benefits under the SERP have been determined assuming 50% of the benefit is received as an annuity and the remaining 50% is received as a lump sum.

The years of credited service for all of the NEOs are based only on their years of service while an employee of the Company. No additional years of credited service have been granted.

The Pension Benefits table below shows the NEOs number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under each of the plans.

2007 Pension Benefits

(a)	(b)	(c)	(d)	(e)
			Present Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Timothy P. Smucker	Qualified Plan	37.8	1,474,584	—
	SERP	37.8	7,063,042	—
	Total		8,537,626	—

Richard K. Smucker	Qualified Plan	34.6	1,120,245	—
	SERP	34.6	6,204,547	—
	Total		7,324,792	—

Mark R. Belgya	Qualified Plan	22.1	192,904	—
	SERP	22.1	488,278	—
	Total		681,182	—

Vincent C. Byrd	Qualified Plan	30.3	445,921	—
	SERP	30.3	1,341,553	—
	Total		1,787,474	—

Robert E. Ellis	Qualified Plan	28.5	672,085	—
	SERP	28.5	1,240,020	—
	Total		1,912,105	—

John D. Milliken	Qualified Plan	33.7	1,027,356	—
	SERP	33.7	1,473,107	—
	Total		2,500,463	—

Richard F. Troyak	Qualified Plan	28.8	582,913	—
	SERP	28.8	1,476,839	—
	Total		2,059,752	—

2007 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)(1)	($)	($)(2)	($)	($)(3)
Timothy P. Smucker	210,000	—	131,057	—	1,007,146
Richard K. Smucker	210,000	—	131,032	—	1,007,121
Mark R. Belgya	—	—	—	—	—
Vincent C. Byrd	—	—	3,254	—	30,481
Robert E. Ellis	—	—	—	—	—
John D. Milliken	—	—	—	—	—
Richard F. Troyak	—	—	—	—	—

(1)	Amounts shown in column (b) were deferrals of awards made under the MIP in June 2006 related to fiscal year 2006. As such, the related compensation was included in the 2006 Summary Compensation Table, rather than the 2007 Summary Compensation Table.

(2)	No portion of the amounts shown in column (d) are reported in the 2007 Summary Compensation Table as no earnings are considered to be above market.

(3)	Column (f) includes amounts reported as compensation in the Summary Compensation Table in previous fiscal years. These amounts are as follows: Timothy P. Smucker, $512,750; Richard K. Smucker, $512,720; and Vincent C. Byrd, $23,000.

Executive officers may elect to defer up to 50% of salary and up to 100% of the MIP award in the Deferred Compensation Plan. The amounts deferred are credited to notional accounts selected by the executive that mirror the investment alternatives available in the 401(k) Plan.

This plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of IRC Section 409A, which restrict the timing of distributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in 2 to 10 equal annual installments.

POTENTIAL PAYMENT TO EXECUTIVE OFFICERS UPON TERMINATION

Consulting Agreements with Timothy P. Smucker and Richard K. Smucker

Timothy P. Smucker and Richard K. Smucker have entered into Consulting Agreements with the Company. The agreements provide for each of Timothy P. Smucker and Richard K. Smucker that for three years from the date of his respective termination of employment or for three years after the end of the public representation period, whichever is later, he will not enter into any relationship that might be to Smucker’s competitive disadvantage.

During the three-year public representation period, the former executive will receive annual compensation in an amount equal to his base salary in effect as of the time his active employment with Smucker ended, plus benefits and perquisites, including without limitation, medical insurance and life insurance, but excluding stock options, restricted shares or other equity-based benefits.

However, upon termination of employment, all restricted shares (for which restrictions have not otherwise lapsed) will continue to vest during the public representation period based on the existing vesting schedule. The former executive will also receive, each year during that period, an amount equal to 50% of his target award applicable under the short-term MIP at the date of his termination.

The agreements also provide to each of Timothy P. Smucker and Richard K. Smucker certain severance benefits upon termination of employment.

Specifically, in the event of the death or disability of either individual, he (or his estate) will be entitled to receive for three years after the event, annual compensation equal to the base salary he was receiving at the time the event occurred, plus the benefits described above. He (or his estate) also will receive an amount equal to 50% of his target bonus awards in effect at the time of the event. Also, any unvested options and restricted shares will vest immediately. At the end of the three-year period following the death or disability, he (or his spouse) will be eligible for retirement benefits under the SERP without application of early retirement reduction factors.

If either Timothy P. Smucker or Richard K. Smucker voluntarily terminates employment and commences receiving his monthly retirement benefits under the SERP, he will receive any accrued but unpaid salary as of the date of such retirement and will be reimbursed for any expenses incurred but not yet paid. In addition, he will be entitled to any options, restricted shares or other plan benefits which by their terms extend beyond termination of employment.

In the event that either Timothy P. Smucker or Richard K. Smucker is terminated by Smucker without cause or if he resigns for good reason (as specifically defined in the agreements), he will receive the same benefits as in the case of death or disability as described above.

If Smucker terminates either Timothy P. Smucker or Richard K. Smucker for cause, however, he will receive only that base salary to which he is otherwise entitled as of the date of termination.

Consulting Agreements with Other Executive Officers

Additionally, John D. Milliken has entered into a Consulting Agreement with the Company for a period of one year following his retirement in June 2007. Richard F. Troyak will also enter into a Consulting Agreement with the Company for a period of one year following his retirement in late July 2007.

These consulting agreements provide for a one-time payment of $100,000 upon retirement from the Company.

Broad-based Severance Plan

All other salaried employees of the Company are eligible for a broad-based severance plan. If an employee is terminated without cause, he or she will be eligible for a severance benefit of up to one year of base salary based on certain age and service requirements.

Long-Term Disability

In the event of a qualified long-term disability, participants continue to earn pension benefit service up to the earlier of age 65 or the end of the disability period. Also, 60% of base salary is continued, up to $7,500 per month, until the earlier of age 65 or the end of the disability period.

Termination Payments

The Severance values in the following tables represent the payments to executive officers based on certain possible termination events. For the Co-CEOs, these payments are defined by their Consulting Agreements. For the other executive officers, these payments are based on the broad-based severance plan that covers substantially all salaried employees of the Company.

The Medical, Life Insurance and Perks row in the following tables represents the three years of payments due to the Co-CEOs under the terms of their Consulting Agreements.

The Interrupted MIP Bonus Award row in the following tables represents the payment to each executive officer who is eligible to receive an award under the short-term MIP based on actual Company performance if he is actively employed on the last day of the fiscal year.

The Value of Restricted Shares row in the following tables reflects the immediate vesting of outstanding equity awards based on the type of termination that has occurred.

The Company does not have golden parachute agreements or change in control agreements with any employee. Should there be a change in control of the Company, all outstanding equity awards (other than performance shares and units for the Co-CEOs described above) will immediately vest based on the terms of the existing equity plans.

The Value of Restricted Shares row in the following tables are also the values associated with the vesting of outstanding equity awards due to a change in control.

No restricted shares are awarded if an employee is not actively employed with the Company on the date of the grant. The Restricted Stock Award for 2007 that would have been forfeited based on the assumed April 30, 2007 termination date is not reflected in the termination scenario tables.

The Retiree Healthcare Benefit values in the following tables are shown only for those executive officers who are eligible for retirement as of the end of the fiscal year. These values represent the subsidy paid by the Company to retiring executives to assist with the cost of retiree medical coverage.

Termination Analysis Tables

The following tables illustrate the estimated potential payment obligations under various termination events. The tables assume termination of employment occurs on the last day of the fiscal year. A closing stock price of $55.82, as of the last day of the fiscal year (April 30, 2007), is assumed for all equity values.

Termination Analysis for Timothy P. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2007
		Termination with
		Agreement to
		Publicly
		Represent the		Involuntary
	Retirement	Company	Death	for Cause
Compensation Components	($)(1)	($)(2)	($)	($)

Severance(3)	—	3,066,000	3,066,000	—
Medical, Life Insurance & Perks(4)	—	290,361	280,029	—
Interrupted MIP Bonus Award	840,000	840,000	840,000	840,000
Value of Restricted Shares	—	1,674,600	1,674,600	—
Retirement Benefits(5)	8,685,591	7,131,012	3,637,111	8,685,591
Retiree Healthcare Benefits(6)	54,888	54,888	27,444	—

Total Benefits to Employee	9,580,479	13,056,861	9,525,184	9,525,591

(1)	Assumes the employee terminates or retires and elects not to continue to publicly represent the Company during a “Service Period,” or the employee elects to immediately begin receiving his monthly SERP benefit. Change in Control would automatically vest all unvested equity awards. Retirement would not automatically vest unvested equity awards. As of June 8, 2007, the 2003 grant of restricted shares became 100% vested.

(2)	This column represents all forms of termination that would cause compensation to be paid during a “Service Period.” These termination types include: any termination of employment with agreement to publicly represent the Company, Disability, Termination by the Company without Cause, Termination by the Employee for Good Reason. Retirement benefits in this column assume payments begin at the end of the three-year “Service Period.”

(3)	Equals base pay, plus one-half of target MIP bonus. Where such annual amount would be paid for three years following employment termination, the amount shown represents the annual amount times three.

(4)	Medical, Life Insurance & Perks represent the continuation of benefits for three years during a “Service Period.” The medical benefits are the value of continuation of active coverage in those plans. The life insurance and perks are assumed to be the value of all other compensation from the 2007 Summary Compensation Table for three years.

(5)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table since these benefits are assumed to be payable immediately and the Pension Benefits table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(6)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Richard K. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2007
		Termination with
		Agreement to
		Publicly
		Represent the		Involuntary
	Retirement	Company	Death	for Cause
Compensation Components	($)(1)	($)(2)	($)	($)

Severance(3)	—	3,066,000	3,109,800	—
Medical, Life Insurance & Perks(4)	—	378,171	367,839	—
Interrupted MIP Bonus Award	840,000	840,000	840,000	840,000
Value of Restricted Shares	—	5,130,416	5,130,416	—
Retirement Benefits(5)	8,256,732	7,687,553	3,905,370	8,256,732
Retiree Healthcare Benefits(6)	82,839	82,839	41,420	—

Total Benefits to Employee	9,179,571	17,184,979	13,394,845	9,096,732

(1)	Assumes the employee terminates or retires and elects not to continue to publicly represent the Company during a “Service Period,” or the employee elects to immediately begin receiving his monthly SERP benefit. Change in Control would automatically vest all unvested equity awards. Retirement would not automatically vest unvested equity awards. As of June 8, 2007, the 2003 grant of restricted shares became 100% vested.

(2)	This column represents all forms of termination that would cause compensation to be paid during a “Service Period.” These termination types include: any termination of employment with agreement to publicly represent the Company, Disability, Termination by the Company without Cause, Termination by the Employee for Good Reason. Retirement benefits in this column assume payments begin at the end of the three-year “Service Period.”

(3)	Equals base pay, plus one-half of target MIP bonus. Where such annual amount would be paid for three years following employment termination, the amount shown represents the annual amount times three.

(4)	Medical, Life Insurance & Perks represent the continuation of benefits for three years during a “Service Period.” The medical benefits are the value of continuation of active coverage in those plans. The life insurance and perks are assumed to be the value of all other compensation from the 2007 Summary Compensation Table for three years.

(5)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table since these benefits are assumed to be payable immediately and the Pension Benefits table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(6)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Mark R. Belgya

	Termination Scenario for Fiscal Year Ending April 30, 2007
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	240,276
Interrupted MIP Bonus Award	160,000	160,000	160,000	160,000
Value of Restricted Shares	—	692,726	—	—
Retirement Benefits(3)	813,610	413,914	813,610	813,610
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	973,610	1,266,640	973,610	1,213,886

(1)	Executive is not currently eligible for retirement.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Vincent C. Byrd

	Termination Scenario for Fiscal Year Ending April 30, 2007
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	365,000
Interrupted MIP Bonus Award	260,000	260,000	260,000	260,000
Value of Restricted Shares	—	1,326,562	—	—
Retirement Benefits(3)	2,161,953	1,099,142	2,161,953	2,161,953
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	2,421,953	2,685,704	2,421,953	2,786,953

(1)	Executive is not currently eligible for retirement.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Robert E. Ellis

	Termination Scenario for Fiscal Year Ending April 30, 2007
			Involuntary	Involuntary
	Retirement	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	258,000
Interrupted MIP Bonus Award	166,000	166,000	166,000	166,000
Value of Restricted Shares	—	334,920	—	—
Retirement Benefits(3)	2,061,350	1,058,276	2,061,350	2,061,350
Retiree Healthcare Benefits(4)	106,357	53,179	—	—

Total Benefits to Employee	2,333,707	1,612,375	2,227,350	2,485,350

(1)	Executive is currently eligible for retirement. Retirement would not automatically vest unvested equity awards. As of June 8, 2007, the 2003 grant of restricted shares became 100% vested.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table since these benefits are assumed to be payable immediately and the Pension Benefits table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits and includes the value of a lump sum payment (at the time of retirement) equal to the amount by which the healthcare premium to be paid by the executive officer after retirement exceeds the employee premium of the Company-sponsored healthcare plan paid by the executive officer immediately prior to retirement. This lump sum payment covers the period from retirement through the executive’s 65th birthday.

Termination Analysis for John D. Milliken

	Termination Scenario for Fiscal Year Ending April 30, 2007
			Involuntary	Involuntary
	Retirement	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	285,000
Interrupted MIP Bonus Award	184,000	184,000	184,000	184,000
Value of Restricted Shares	—	334,920	—	—
Retirement Benefits(3)	2,545,367	1,314,603	2,545,367	2,545,367
Retiree Healthcare Benefits(4)	82,817	41,409	—	—

Total Benefits to Employee	2,812,184	1,874,932	2,729,367	3,014,367

(1)	Executive is currently eligible for retirement. Retirement would not automatically vest unvested equity awards. As of June 8, 2007, the 2003 grant of restricted shares became 100% vested.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table since these benefits are assumed to be payable immediately and the Pension Benefits table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits and includes the value of a lump sum payment (at the time of retirement) equal to the amount by which the healthcare premium to be paid by the executive officer after retirement exceeds the employee premium of the Company-sponsored healthcare plan paid by the executive officer immediately prior to retirement. This lump sum payment covers the period from retirement through the executive’s 65th birthday.

Termination Analysis for Richard F. Troyak

	Termination Scenario for Fiscal Year Ending April 30, 2007
			Involuntary	Involuntary
	Retirement	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	285,000
Interrupted MIP Bonus Award	184,000	184,000	184,000	184,000
Value of Restricted Shares	—	944,754	—	—
Retirement Benefits(3)	2,253,837	1,154,139	2,253,837	2,253,837
Retiree Healthcare Benefits(4)	109,742	54,871	—	—

Total Benefits to Employee	2,547,579	2,337,764	2,437,837	2,722,837

(1)	Executive is currently eligible for retirement. Retirement would not automatically vest unvested equity awards. As of June 8, 2007, the 2003 grant of restricted shares became 100% vested. At age 60 with 10 years of service (July 19, 2007), all other unvested equity awards will be 100% vested.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2007. Such amounts may differ from the comparable value shown on the Pension Benefits table since these benefits are assumed to be payable immediately and the Pension Benefits table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits and includes the value of a lump sum payment (at the time of retirement) equal to the amount by which the healthcare premium to be paid by the executive officer after retirement exceeds the employee premium of the Company-sponsored healthcare plan paid by the executive officer immediately prior to retirement. This lump sum payment covers the period from retirement through the executive’s 65th birthday.

TOTAL SHAREHOLDER RETURN GRAPH

In the Compensation Discussion and Analysis portion of this proxy describing the MIP short-term incentive compensation program, we noted that from 1998 through 2007, the Company achieved an annual compounded growth rate in earnings per share in excess of 10%.

Set forth in the table below is a graph comparing the cumulative total shareholder return for the five years ended April 30, 2007 for the Company’s common shares, the S&P 500, and the S&P Packaged Foods and Meats index. These figures assume all dividends are reinvested when received and are based on $100 invested in the Company’s common shares and the referenced index funds on April 30, 2002.

Comparison of Five-Year Cumulative Total Shareholder Return
Among The J. M. Smucker Company, The S&P 500 Index, and
The S&P Packaged Foods & Meats Index

	April 30,
	2002	2003	2004	2005	2006	2007
The J. M. Smucker Company	100.00	100.93	148.75	144.14	116.74	170.14
S&P 500	100.00	86.69	106.52	113.28	130.74	150.66
S&P Packaged Foods & Meats	100.00	91.69	118.48	126.79	122.69	146.57

Copyright © 2007, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended April 30, 2007.

EXECUTIVE COMPENSATION COMMITTEE

Elizabeth Valk Long, Chair
Kathryn W. Dindo
Paul J. Dolan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following Directors served as a member of the Company’s Compensation Committee during fiscal year 2007: Kathryn W. Dindo, Paul J. Dolan, Elizabeth Valk Long, and Charles S. Mechem, Jr., who retired from the Board at the August 2006 Annual Meeting of Shareholders. During fiscal year 2007, no Smucker executive officer or Director was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

Dan Mechem, son of Charles S. Mechem, Jr., is vice president and general manager of Nielsen BuzzMetrics, formerly known as Intelliseek prior to being acquired by Nielsen/VNU. BuzzMetrics provides the Company with various Internet monitoring and reporting services. The Company incurred approximately $323,000 in fees related to BuzzMetrics in fiscal year 2007.

RELATED PARTY TRANSACTIONS

The Board of Directors has long recognized that transactions with Related Persons (as defined below) present a potential for conflict of interest (or the perception of a conflict) and, together with the Company’s senior management, the Board has enforced the conflict of interest provisions set forth in the Company’s Policy on Ethics and Conduct. All employees and members of the Board of Directors of the Company sign and agree to be bound by the Company’s Policy on Ethics and Conduct. Ethics has been, and will continue to be, a Basic Belief of the Company.

In order to formalize the process by which the Company reviews any transaction with a related person, the Board of Directors, at its April 2007 meeting, adopted a policy addressing the Company’s procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404 (a) of Regulation S-K. Under the policy, the Company’s General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, with any Director, executive officer, 5% beneficial owner, or any of the immediate family members (collectively, “related persons”) in which the Company has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate shall be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee shall review the material facts and circumstances of the transaction.

Mark T. Smucker, Vice President, International, for Smucker, is the son of the Company’s Chairman and Co-Chief Executive Officer, Timothy P. Smucker, and nephew of the Company’s President and Co-Chief Executive Officer, Richard K. Smucker. He received approximately $427,000 in compensation in fiscal year 2007, including salary, MIP bonus earned in fiscal year 2007 and paid subsequent to year end, financial and tax planning services, $62,100 in taxable income on stock options exercised, and other W-2 reportable items. Mr. Smucker also received $83,000 in taxable income related to housing and other living expenses and use of a Company car. His compensation does not reflect the Company’s tax equalization policy for employees on foreign assignment. Mr. Smucker was also granted 3,265 restricted stock units in June 2007 based on the performance of the Company for fiscal year ended April 30, 2007. The 2007 deferred shares were granted pursuant to the 2006 Plan.

Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of Smucker, is the nephew of the Company’s Chairman and Co-Chief Executive Officer, Timothy P. Smucker, and the Company’s President and Co-Chief Executive Officer, Richard K. Smucker. He earned approximately $412,000 in compensation in fiscal year 2007, including salary, MIP bonus earned in fiscal year 2007 and paid subsequent to year end, financial and tax planning services, $26,600 in taxable income on stock options exercised, and other W-2 reportable items. He was also granted 3,265 restricted shares in June 2007 based on the performance of the Company for fiscal year ended April 30, 2007. The restricted shares were granted pursuant to the 2006 Plan.

Zachary Easton, founder of Coronado Capital Management, managed approximately $12 million of Smucker’s pension assets and received approximately $110,000 in fees from the Company for fiscal year 2007. Kent Wadsworth, Marketing Manager for Smucker, earned approximately $216,000 in compensation in fiscal year 2007, including salary, MIP bonus earned in fiscal year 2007 and paid subsequent to year end, $87,500 in taxable income on stock options exercised, and other W-2 reportable items. He was also granted 350 restricted shares in June 2007 based on the performance of the Company for fiscal year ended April 30, 2007. The restricted shares were granted pursuant to the 2006 Plan. Both Mr. Easton and Mr. Wadsworth are brothers-in-law of, Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of Smucker.

Ronald H. Neill, husband of M. Ann Harlan, the Company’s Vice President, General Counsel and Secretary, is a partner in Calfee, Halter, & Griswold, LLP. The law firm, from time to time, provides legal services for the Company. Calfee, Halter, & Griswold, LLP received approximately $636,000 in fees earned during fiscal year 2007. Mr. Neill does not perform any legal services for the Company.

Paul J. Dolan, a member of the Company’s Board, is president of the Cleveland Indians, the major league baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization. The Company incurred approximately $247,000 in advertising and promotional activities related to its sponsorship with the Cleveland Indians’ organization, along with purchases of season tickets in fiscal year 2007.

Kathryn W. Dindo, a member of the Company’s Board, is vice president and chief risk officer of FirstEnergy Corp., a utility holding company. The Company paid $1,733,000 to Toledo Edison and Ohio Edison, affiliates of FirstEnergy Corp., for purchases of utility services and electricity in fiscal year 2007.

Related party transactions regarding members of the Compensation Committee of the Company have been disclosed under the “Compensation Committee Interlocks and Insider Participation” section of the proxy statement.

OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Smucker Common Shares

The following table sets forth, as of June 18, 2007 (unless otherwise noted), the beneficial ownership of the Company’s common shares by:

•	each person or group known to Smucker to be the beneficial owner of more than 5% of the outstanding common shares of the Company;

•	each Director, each nominee for Director and each NEO of Smucker; and

•	all Directors and executive officers of Smucker as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director and executive officer is Strawberry Lane, Orrville, Ohio 44667. As of June 18, 2007, there were 56,923,611 common shares outstanding.

	Number of
	Common Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(2)(3)(4)	Common Shares

Ariel Capital Management, LLC(5)	5,659,033	9.94%
Barclays Global Investors NA(6)	3,447,114	6.06%
Timothy P. Smucker	2,068,352	3.61%
Richard K. Smucker	2,598,354	4.54%
Mark R. Belgya	64,056	0.11%
Vincent C. Byrd	173,599	0.30%
R. Douglas Cowan	14,198	*
Kathryn W. Dindo	24,074	*
Paul J. Dolan	2,922	*
Robert E. Ellis	50,879	*
Nancy Lopez Knight	1,267	*
Elizabeth Valk Long	29,045	*
John D. Milliken	76,449	0.13%
Gary A. Oatey	17,654	*
William H. Steinbrink	33,979	*
Richard F. Troyak	52,644	*
28 Directors and executive officers as a group(7)	4,750,665	8.16%

*	Less than 0.1%.

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 18, 2007. The common share numbers include such options as follows: Timothy P. Smucker, 342,861; Richard K. Smucker, 347,994; Mark R. Belgya, 40,560; Vincent C. Byrd, 112,802; Robert E. Ellis, 17,000; John D. Milliken, 43,700; Richard F. Troyak, 17,000; and all Directors and executive officers as a group, 1,315,779.

(2)	Includes restricted shares as follows: Timothy P. Smucker, zero; Richard K. Smucker, 95,630; Mark R. Belgya, 13,040; Vincent C. Byrd, 23,005; Robert E. Ellis, zero; John D. Milliken, zero; Richard F. Troyak, 15,730; and all executive officers as a group, 274,640.

(3)	Beneficial ownership of the following shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 134,390 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 90,417 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)	Includes shares held for the benefit of the individual named under the terms of Smucker’s Nonemployee Director Stock Plan, the Nonemployee Director Deferred Compensation Plan, and the 2006 Plan as follows: R. Douglas Cowan, 5,197; Kathryn W. Dindo, 15,109; Paul J. Dolan, 2,922; Nancy Lopez Knight, 1,268; Elizabeth Valk Long, 17,600; Gary A. Oatey, 7,154; and William H. Steinbrink, 21,254. The shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)	According to a Schedule 13G/A of Ariel Capital Management, LLC, 200 E. Randolph Drive, Chicago, IL 60601, filed on February 14, 2007, Ariel is a U.S. limited liability company organized under the laws of the State of Delaware. As of December 31, 2006, Ariel had sole voting power of 4,634,835 common shares and sole dispositive power of 5,658,274 common shares.

(6)	According to a Schedule 13G of Barclays Global Investors NA, 45 Fremont St., San Francisco, CA 94105, filed on January 23, 2007, Barclays is a U.S. company organized under the laws of the State of California. As of December 31, 2006, Barclays and certain related parties described in the filing had sole voting power of 2,816,082 common shares, sole dispositive power of 3,360,878 common shares and shared dispositive power of 86,236 shares.

(7)	Because under the Company’s Amended and Restated Articles of Incorporation shareholders may be entitled on certain matters to cast 10 votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership on common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-vote provisions apply.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, Smucker’s Directors and executive officers are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC and the NYSE. Due dates for the reports are specified by those laws, and Smucker is required to disclose in this document any failure in the past year to file by the required dates. Based solely on written representations of the Company’s Directors and executive officers and on copies of the reports that they have filed with the SEC, the Company’s belief is that all of the Company’s Directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2007.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the following equity compensation plans of Smucker as of April 30, 2007: the 1987 Stock Option Plan, the 1998 Plan, the 2006 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, the Nonemployee Director Deferred Compensation Plan, and the Amended and Restated 1997 Stock-Based Incentive Plan (“1997 Plan”). All of these equity compensation plans have been approved by shareholders, with the exception of the 1997 Plan, which was assumed by Smucker as a result of the International Multifoods Corporation acquisition in June 2004, and the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board in October 2006.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a)) (1) (5) (6)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)(3)	2,210,168	$35.04	2,675,137
Equity compensation plans not approved by security holders(4)	44,988	$52.79	0

Total	2,255,156	$35.41	2,675,137

(1)	As of April 30, 2007, there were 2,675,137 shares remaining available for grant as awards other than options. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted shares, restricted stock units or other non-option awards into account.

(2)	This amount includes 85,373 deferred stock units and restricted stock units outstanding under the Nonemployee Director Stock Plan, the 1998 Plan, and the 2006 Plan. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units and restricted stock units into account.

(3)	In June 2006, the Company granted several executive officers performance shares and performance units with a one-year performance period, payable in restricted shares in June 2007. The actual number of performance shares and performance units earned was not known as of April 30, 2007. Subsequent to April 30, 2007, the performance shares and performance units earned were converted into 67,440 restricted shares. The actual number of restricted shares earned was included in column (a) for purposes of including the performance units and performance shares outstanding at April 30, 2007. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these performance shares and performance units into account.

(4)	This row includes the number of outstanding options under the 1997 Plan which was initially adopted by the stockholders of International Multifoods Corporation in 1997. The 1997 Plan was subsequently assumed by Smucker as a result of the June 18, 2004 acquisition of Multifoods. The 1997 Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock and restricted stock units. Smucker’s Compensation Committee administers the 1997 Plan and determines the employees to whom awards are to be granted, the types of awards to be granted, the number of shares subject to each award and the other terms and conditions of each award. Following the acquisition, only former employees of Multifoods and its subsidiaries who are employed by Smucker are eligible to receive awards under the 1997 Plan. Upon approval of the 2006 Plan by shareholders in August 2006, no further awards can be granted under the 1997 Plan.

Included in this row are 1,804 outstanding deferred stock units related to retainer and meeting fees voluntarily deferred by nonemployee Directors under the Nonemployee Director Deferred Compensation Plan. The Nonemployee Director Deferred Compensation Plan provides each nonemployee Director of the

Company with an opportunity to defer receipt of any portion of the cash compensation he or she receives for his or her service as a Director. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units into account.

(5)	Upon approval of the 2006 Plan by shareholders in August 2006, no further awards could be made under the 1987 Stock Option Plan, the 1998 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, and the 1997 Plan, except that the provisions relating to the deferral of director retainers and fees under the Nonemployee Director Stock Plan continued to apply to services rendered through December 31, 2006 and dividends paid on those plan balances. As of April 30, 2007, 183,965 shares are available under the Nonemployee Director Stock Plan. Awards of performance shares and performance units granted under the 1998 Plan and outstanding on the effective date of the 2006 Plan were converted to restricted shares under the 1998 Plan in June 2007 once such performance shares and performance units were earned.

(6)	There is no established pool of authorized shares under the Nonemployee Director Deferred Compensation Plan.

Not included in the equity compensation plan table above are an additional 46,819 options at a weighted-average exercise price of $46.46, which Smucker assumed as a result of the June 18, 2004 acquisition of International Multifoods Corporation. Of this, 44,099 options are outstanding under the Amended and Restated 1989 Stock-Based Incentive Plan. Although this plan has been terminated and no additional awards may be granted under it, outstanding awards under the plan continue to be exercisable. Additionally, there are 2,720 options outstanding as the result of a 1998 consulting agreement between Multifoods and a former consultant/employee, at a weighted-average exercise price of $54.11.

ANNUAL REPORT

The Company’s annual report for the fiscal year ended April 30, 2007 was mailed to each shareholder on or about July 9, 2007.

2008 SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for next year’s annual meeting of shareholders is March 11, 2008.

According to the Company’s regulations, the deadline for shareholders to notify Smucker of business to be brought before next year’s annual meeting of shareholders is 60 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company. After that date, which is expected to be May 12, 2008, the notice would be considered untimely. If, however, public announcement of the date of next year’s annual meeting of shareholders is not made at least 75 days before the date of that annual meeting, the deadline for shareholders to notify the Company will then be the close of business on the tenth calendar day following the date on which public announcement of next year’s annual meeting date is first made.

OTHER MATTERS

The Company does not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

In accordance with the notices the Company has sent to registered shareholders, the Company is sending only one copy of its annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified Smucker that they want to continue receiving multiple copies. Each shareholder will continue to receive a separate proxy card. The Company understands that the brokerage community has mailed similar notices to holders of common shares who hold their shares in street name. This practice, known as “householding”, is permitted by the SEC and is designed to reduce duplicate mailings and save printing and postage costs, as well as natural resources.

Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications, should contact their broker if they are a street-name holder or, if they are a registered shareholder, should contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future may also notify their broker or Computershare. Smucker will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667, 330-684-3838.

ELECTRONIC DELIVERY OF SMUCKER SHAREHOLDER COMMUNICATIONS

If you are a registered shareholder and received the Company’s annual report and proxy statement by mail, Smucker encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your Smucker shareholder communications electronically. Through participation in the eTree program sponsored by Computershare, the Company will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted through American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports and information on-line at Investor Centre on Computershare’s website. Access www.eTree.com/smucker to enroll in electronic communications. With your consent, the Company will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your electronic delivery will be effective until you cancel it.

Please note that although there is no charge for accessing Smucker’s annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-800-456-1169 (within the U.S., Puerto Rico, and Canada) or 312-360-5254 (outside the U.S., Puerto Rico and Canada).

If you hold your common shares in street name, visit www.icsdelivery.com to enroll in electronic delivery of your shareholder communications.

VOTING RIGHTS OF COMMON SHARES

Under Article Fourth of the Company’s Amended and Restated Articles of Incorporation, the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of the shareholders except for the following specific matters:

•	any matter that relates to or would result in the dissolution or liquidation of Smucker, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise;

•	the adoption of any amendment of the articles of incorporation, or the regulations of Smucker, or the adoption of amended articles of incorporation, other than the adoption of any amendment or amended articles of incorporation that increases the number of votes to which holders of common shares are entitled or expands the matters to which Section 2(a) of Article Fourth applies;

•	any proposal or other action to be taken by the shareholders of Smucker, whether or not proposed by the shareholders of Smucker, and whether proposed by authority of the Board of Directors of Smucker or otherwise, relating to Smucker’s rights agreement or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of Smucker or any of its subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of Smucker’s assets;

•	any matter submitted to Smucker’s shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of Smucker’s outstanding shares) of the Amended and Restated Articles of Incorporation, as they may be further amended, or any issuance of common shares of Smucker for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of common shares, or the repurchase of common shares that Smucker’s Board of Directors determines is required or appropriate to be submitted to Smucker’s shareholders under the Ohio Revised Code or applicable stock exchange rules.

On those listed matters previously stated, common shares are entitled to 10 votes per share, if they meet the requirements set forth in the Amended and Restated Articles of Incorporation. Shares which would be entitled to 10 votes per share include:

•	common shares beneficially owned for four consecutive years as of the June 18, 2007 record date;

•	common shares received as a result of the International Multifoods Corporation acquisition on June 18, 2004; or

•	common shares received through Smucker’s various equity plans.

In the event of a change in beneficial ownership, the new owner of that share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The 10 vote per share provisions do not apply to any of the proposals on this year’s ballot.

The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless written proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership, including the voting of shares. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit written proof of beneficial ownership in form and substance satisfactory to Smucker in order to be entitled to exercise 10 votes per share.

The foregoing is merely a summary of the voting terms of the common shares and this summary should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in Smucker’s current Amended and Restated Articles of Incorporation. A copy of the Amended and Restated Articles of Incorporation is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

Annex A

THE J. M. SMUCKER COMPANY

CORPORATE GOVERNANCE GUIDELINES
(as amended on August 16, 2006)

The Board of Directors of The J. M. Smucker Company has adopted these Corporate Governance Guidelines to provide guidelines for the governance of the Company. The Nominating and Corporate Governance Committee will review these guidelines, including the additional criteria and policies attached as Exhibit A and made a part hereof, on an annual basis and, subject to Board approval, make such revisions as may be necessary or appropriate.

Role of the Board

The Board has the broad general authority that is defined in the Ohio Revised Code and the Company’s Amended Articles of Incorporation. In exercising its authority, the Board considers the interests of the Company’s consumers, customers, employees, suppliers, and communities in order to serve its shareholders.

In fulfilling its role, the Board will, in addition to its other responsibilities,

•	select and, on an annual basis, evaluate the performance of the Chief Executive Officers;

•	set the tone for and monitor compliance with the Company’s ethical standards as set forth in the Company’s Policy on Ethics and Conduct, Basic Beliefs and Commitment to Each Other;

•	ensure effective succession planning;

•	regularly review Company strategy;

•	regularly review Company financial performance against the financial plan;

•	ensure sound control systems and implementation of these systems;

•	identify appropriate Board candidates;

•	ensure a compensation system for senior executives that is performance based and is fair and equitable to senior executives and to the Company and is transparent to shareholders;

•	review and approve significant corporate actions including, without limitation, disposal of significant capital assets, significant capital expenditures and establishing and implementing the Company’s dividend policy;

•	undertake an annual review of the performance of the Board as a whole.

In carrying out its responsibilities, the Board shall have access to Company management, counsel, independent auditors and other independent advisors as the Board deems appropriate.

In addition, the independent members of the Board shall, on a regular basis hold meetings in executive session without the presence of management. These meetings shall be chaired by the Chair of each Committee of the Board, other than the Executive Committee, on a rotating term of one year, commencing with the Chair of the Nominating and Corporate Governance Committee and followed by the Chair of the Executive Compensation Committee and the Chair of the Audit Committee. Executive sessions of the Board will be held in conjunction with regularly scheduled meetings of the Board, other than the meeting held on the day of the annual shareholders’ meeting. In the latter event, an executive session will be held only at the specific request of a director.

Committees of the Board

Consistent within the Company’s Amended Regulations, the Company has established the following committees of the Board:

1. Nominating and Corporate Governance Committee;

2. Executive Compensation Committee;

3. Audit Committee; and

4. Executive Committee.

All of the members of committees shall be appointed by the Board and shall serve at the pleasure of the Board. The Board shall also have the authority to define the duties of each committee and delegate authority to such committees to act on behalf of the Board. Each committee listed above, other than the Executive Committee, shall consist of at least three members, each of whom shall meet the definition of an “independent director” set forth in the criteria attached hereto as Exhibit A and shall also be consistent with any additional requirements which may be imposed by the NYSE, the SEC or other regulatory or legislative body. The members of the Audit Committee must also meet the additional requirements set forth in the charter of that committee.

The duties of the committees of the Board shall be as set forth in separate committee charters as approved by the Board. The Board also may from time to time create certain administrative committees.

Consistent with the NYSE listing requirements, these guidelines and any attachments are included on the Company’s website and are available upon request in writing sent to the Secretary of the Company.

Exhibit A
To
Corporate Governance Guidelines

The following criteria, policies and procedures are an integral part of the Company’s corporate governance guidelines and are intended to provide additional guidance to the Board of Directors in carrying out its responsibilities.

1.	Independent Directors

The Company requires that a majority of its directors must be “independent” as required by the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), or by such other applicable rules or regulations as may be established. The Board, on an annual basis, will make a determination as to the independence of each director. The Board will then certify its conclusions as to such independent status, and the Company will disclose these conclusions and the reasons therefore in the Company’s annual proxy statement.

In general, “Independent” means that a director has no material relationship with the Company or any of its subsidiaries. The existence of a “material” relationship must be determined upon a review of all relevant facts and circumstances, and generally is a relationship that might reasonably be expected to compromise the director’s ability to maintain his or her independence from management.

The Board will consider the issue of materiality from the standpoint of the entity with which the director has an affiliation as well as from the standpoint of the director.

The Board will use the following criteria, as set forth in the rules of the New York Stock Exchange, in reaching its conclusions regarding the independence of a Board member:

•	no director will be qualified as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company and the Company will, on an annual basis, disclose these affirmative determinations;

•	no director who is a former employee of the Company can be deemed “independent” until three years after the end of his or her employment relationship with the Company;

•	no director whose immediate family member is a former executive of the Company can be deemed independent until three years after the end of the executive officer’s relationship with the Company;

•	no director who receives, or whose immediate family member receives, more than $100,000 in any 12 month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be “independent” until three years after he or she ceases to receive more than $100,000 in any 12 month period in such compensation;

•	no director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee can be “independent” until three years after the end of such service or employment relationship;

•	no director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, can be “independent” until three years after falling below such threshold: and

•	no director can be “independent” if the Company has made charitable contributions to any charitable organization in which such director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

Directors shall notify the Company of any changes in such director’s employment relationship.

The Board will treat immediate family members the same as the director when determining independence and in determining whether a material relationship exists.

Members of the Board shall advise the Chairman of the Board whenever they accept an invitation to serve on another public company board. There should be an opportunity for the Board, through the nominating and corporate governance committee, to review such board member’s ability to fulfill his or her responsibilities as a director if he or she serves on more than three public company boards.

2.	Director Qualifications

The Nominating and Governance Committee of the Board of Directors shall be responsible for identifying and recommending individual candidates to the Board to become Board members. In its review, the Nominating and Corporate Governance Committee shall consider such factors as it deems appropriate and shall recommend nominees who have the highest personal and professional integrity, and who have demonstrated exceptional ability and judgment. The Committee shall also refer to the following criteria in its review of candidates:

•	all director candidates should be committed to the Company’s Culture and Basic Beliefs and shall be individuals of integrity, intelligence and strength of character;

•	nonemployee director candidates should meet the independence requirement of the NYSE and the Company’s Corporate Governance Guidelines to the extent necessary to ensure that a majority of the Board is independent as defined above;

•	nonemployee director candidates should also maintain independence necessary for an unbiased evaluation of management performance;

•	nonemployee director candidates should be able to effectively carry out responsibilities of oversight of the Company’s strategy;

•	nonemployee directors should have either significant experience in a senior executive role with a major business organization or relevant experience from other professional backgrounds;

•	nonemployee directors should have a working knowledge of corporate governance issues and the changing role of boards, together with a firm commitment to attend and participate in Board meetings and related Board activities; and

•	Board candidates must not have any affiliations or relationships with competitive businesses or organizations or other activities which could lead to a real or perceived conflict of interest.

All candidates will be evaluated and selected consistent with the Company’s policy of nondiscrimination.

3.	Director Compensation

Compensation paid to nonemployee directors shall be commensurate with compensation paid to nonemployee directors of companies of comparable size and stature. Nonemployee directors shall be reimbursed for all necessary and reasonable expenses in connection with their performance of Board responsibilities. Nonemployee directors may not receive compensation from the Company other than for service as a Director. Directors who are employees of the Company shall not receive any compensation for their service on the Board. The Executive Compensation Committee shall periodically review the status of Board compensation, but any changes in the compensation of directors shall require the approval of the Board.

4.	Ownership of Company Shares

The Board does not have specific guidelines for share ownership but believes that the matter of owning Company shares shall be a matter of conscience for each director and encourages each director to own a reasonable number of Company shares.

5.	Director Retirement

Absent specific action by the Board, nonemployee directors shall not be eligible for nomination after attaining age 72. An employee director, after retirement as a full-time employee, shall not be eligible for reelection upon the expiration of his or her current term or after age 72, whichever last occurs.

6.	Meeting Attendance and Communications

A director shall attend at least 75 percent of all regular and special Board meetings.

Directors are encouraged to participate actively in open discussion during meetings, to give advice and counsel to the Co-Chief Executive Officers when called upon between meetings, and to bring to the attention of management matters that could contribute to the Company’s well being. Information that is important to the Board’s understanding of the Company’s business shall be distributed to the directors a reasonable time in advance of the Board meetings. Directors are expected to review meeting materials in advance of all Board meetings.

7.	Director Orientation

The Secretary of the Company will provide all newly elected directors with an orientation regarding the Company’s organizational and governance documents, recent SEC filings, corporate structure and organizational charts and related information concerning the Company’s business and its strategic and operational plans. The Secretary of the Company shall also provide such additional director training and orientation as appropriate.

8.	Chairman and President as Directors

The Regulations provide that the Company may elect a Chairman of the Board and shall elect a President and that both shall be members of the Board. One person may hold both offices.

9.	Ethics, Conflicts of Interest

Company affairs are to be conducted in conformity with high moral and ethical standards and, to this end, each director is expected to set an example by adhering to the highest standards of conduct. A director should disqualify himself or herself from voting on any matter as to which such director’s objectivity and judgment may be impaired by reason of self interest or otherwise. Directors will be expected to sign, on an annual basis, and abide by the Company’s Policy on Ethics and Conduct, which includes the Company’s policy on conflicts of interest.

10.	Succession Planning

The Co-Chief Executive Officers shall conduct an annual evaluation of the performance of the senior management team and shall conduct a review of management development and succession planning. The Co-Chief Executive Officers will report annually to the Nominating and Corporate Governance Committee their recommendations on succession planning. The Nominating and Corporate Governance Committee will work with the Co-Chief Executive Officers to plan for CEO succession in the event of a normal retirement and in the event of an unexpected occurrence. The Nominating and Corporate Governance Committee is responsible for annually reviewing the performance of the Co-Chief Executive Officers.

11.	Securities Reports

Each director is responsible by law for filing timely reports with the SEC with respect to all changes in the beneficial ownership of Company securities. To facilitate the filing of these reports, each director executes a power of attorney authorizing the Secretary and certain other individuals to prepare and file a report on his or her behalf when so requested.

Annex B

THE J. M. SMUCKER COMPANY

AUDIT COMMITTEE CHARTER
(Adopted April 15, 2003, last revised on January 26, 2006)

The audit committee serves as the primary communication link between the Board of Directors as the representative of the shareholders, on the one hand, and the Company’s independent and internal auditors, on the other hand. It is responsible for providing effective oversight of the financial reporting process and the Company’s financial internal controls.

The committee shall have the following specific responsibilities:

1.	Appointment, termination, compensation, and oversight of the Company’s independent auditors and review of the services performed by them;

2.	Prior approval of all audit and non-audit services provided by the independent auditors, as well as the scope of the annual audit plan and the associated fee schedule of the independent auditors (approval of specific services may thereafter be delegated to the chair of the committee once the committee has approved the annual proposal of outside auditors);

3.	Consult with the independent auditors as necessary each year concerning:

a)	their report of audit, or proposed report of audit,

b)	their accompanying management letter, if any,

c)	their written disclosures regarding the independence of the auditors, and

d)	their written report regarding the Company’s internal quality control procedures and material issues raised by such review;

4.	Consult with the independent auditors periodically throughout the year, as needed, concerning:

a)	the adequacy of the Company’s internal controls,

b)	the independent auditor’s judgment about the quality of the Company’s accounting principles as applied to its financial reporting, and

c)	any reportable matters identified during the annual audit or interim reviews;

5.	Review and approve the charter of the Company’s internal auditors, their annual internal audit plan, and summaries of their recommendations;

6.	Advise and concur with management on the organization of the internal audit function;

7.	Set clear hiring policies for employees or former employees of the independent auditors consistent with Securities and Exchange Commission (“SEC”) regulations and New York Stock Exchange (“NYSE”) listing standards;

8.	Have the opportunity on a quarterly basis to meet separately, as needed, with management, internal auditors, and independent auditors regarding audit or independent control issues and to meet with, at least annually, the Company’s outside auditors to review any audit problems the independent auditor encountered in performing its audit work and management’s response thereto which such meeting shall be outside the presence of Company management or other personnel;

9.	Review and discuss earnings press releases, as well as financial information (the chair of the committee may represent the committee for purposes of this review);

10.	Review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to filing of the quarterly reports on Form 10-Q (the chair of the committee may represent the committee for purposes of this review);

11.	Review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K, including a review of the quality of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements;

12.	Establish procedures for addressing complaints received by the Company regarding accounting, internal controls, or other auditing matters, including adequate procedures to allow for the anonymous submission of such concerns by employees of the Company;

13.	The committee shall regularly review legal and regulatory matters including compliance with the Company’s corporate securities trading policies, with the Company’s General Counsel;

14.	Prepare a Report of the Audit Committee to be included in the annual proxy statement, verifying that the annual financial statements have been reviewed by the committee with management and the independent auditors;

15.	At least annually, the committee shall discuss with senior management the Company’s major financial risk exposures and the steps Company management has taken to monitor and control such exposures;

16.	The committee shall receive reports of any violations of the Company’s Policy on Ethics and Conduct by members of the Board, senior management, or financial officers of the Company; and

17.	Conduct an annual evaluation of its performance and an annual review and update, if necessary, of the Audit Committee Charter.

The committee shall meet, in person or via telephonic meeting, at least three times each year, and shall report to the full Board with respect to its meetings. The committee will determine the date and primary purpose for each of the regular meetings of the committee from time to time.

The committee shall be comprised of no fewer than three directors. All members of the committee shall be independent of the Company’s management, shall otherwise be “independent” under the rules of the NYSE and other applicable rules and regulations, and shall be free from any relationship that, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment as a committee member and members. All committee members shall be financially literate, and at least one member shall meet the SEC’s definition of a “financial expert.” At least annually, the Board shall review and confirm the qualifications of each committee member.

No committee member may simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such committee member to serve on the committee and the Company discloses such determination in the Company’s proxy statement.

The independent auditor is ultimately accountable to the Board and the committee. The committee shall have both the right and the obligation to consult with the Company’s independent auditors and its internal auditors outside the presence of management at such times and in such circumstances as the members of the committee shall deem necessary.

The committee shall have appropriate resources and authority to discharge its responsibilities, including appropriate funding from the Company, in such amounts as the committee deems necessary, to compensate the independent auditors and any independent advisors retained by the committee. In performing its duties, the committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company as the committee may deem necessary or appropriate.

Consistent with NYSE listing requirements, director’s fees shall be the sole compensation paid by the Company to committee members. For purposes of this charter, “director’s fees” includes all forms of compensation paid to directors of the Company for services as a director or member of a Board committee. The total amount and form of compensation paid to committee members shall be determined from time to time by the Board in consultation with the executive compensation committee and otherwise in accordance with any applicable Company plans or policies.

At least annually, the committee shall (a) review this charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the committee for the upcoming year. The committee shall conduct its review and evaluation in such manner as it deems appropriate.

Originally adopted on April 15, 2003. Further revisions occurred on January 19, 2005, and January 26, 2006.

DIRECTIONS TO THE ANNUAL MEETING

O.A.R.D.C.
FISHER AUDITORIUM
1680 MADISON AVENUE
WOOSTER, OH 44691

FROM WEST CLEVELAND:

Route 71 South to Route 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM EAST CLEVELAND & AKRON:

Route 77 South to Route 21 South to Route 585 West to Route 3 / 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM CANTON:

Route 30 West, take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM COLUMBUS / MANSFIELD:

Route 71 North to Route 30 East. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM I-71
3
83
NORTH
FROM ROUTE 21
585
AKRON ROAD
CLEVELAND ROAD
BURBANK ROAD
WAYNE
COLLEGE OF WOOSTER
QUINBY
BEVER
BOWMAN
CITY OF WOOSTER
FROM CANTON
30
MARKET
COURTHOUSE
LIBERTY
302
FROM I-71
MADISON
SECREST
250
O.A.R.D.C. FISHER AUDITORIUM
FROM NEW PHILADELPHIA
FROM MILLERSBURG

SMUCKER'S

000004

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Annual Meeting Proxy Card

123456 C0123456789 12345

A Proposals

	For	Withhold
01 - Kathryn W. Dindo	☐	☐
02 - Richard K. Smucker	☐	☐
03 - William H. Steinbrink	☐	☐

Will attend meeting/number attending ____ Will Attend ☐

Change of Address — Please print new address below.

C 1234567890 JNT

1 U P X 0 1 3 2 8 1 1

001CD40001 Annual Meeting Proxy Card NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 1 3 2 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00PNIF 1 U PX + . A The Board of Directors recommends a vote FOR the following proposals: For Against Abstain 2. Ratification of appointment of Independent Registered Public Accounting Firm. Authorized Signatures — This section must be completed for your instructions to be executed. B NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Will attend meeting/number attending ___ Change of Address — Please print new address below. + Proposals For Withhold 02 — Richard K. Smucker 01 — Kathryn W. Dindo 03 — William H. Steinbrink 1. Election of Directors to the class whose term of office will expire in 2010. Will Attend PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

THE J. M. SMUCKER COMPANY Strawberry Lane, Orrville, Ohio 44667-0280 Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 16, 2007 The authorized party as herein noted (the “Authorized Party”) hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 16, 2007, or at any adjournment or adjournments, and any postponement or postponements thereof. When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals. Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States. If you plan to attend the meeting, please mark the indicated box on the other side of this proxy card. Proxy — THE J. M. SMUCKER COMPANY You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 12:01 a.m., Eastern Daylight Time, on August 16, 2007. THANK YOU FOR VOTING

001CD40001 Annual Meeting Proxy Card NNNNNNNNNNNN 0 1 3 2 8 1 2 NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00PNJE 1 U PX + A The Board of Directors recommends a vote FOR the following proposals: For Against Abstain 2. Ratification of appointment of Independent Registered Public Accounting Firm. Authorized Signatures — This section must be completed for your instructions to be executed. B NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Proposals For Withhold 02 — Richard K. Smucker 01 — Kathryn W. Dindo 03 — William H. Steinbrink 1. Election of Directors to the class whose term of office will expire in 2010.

THE J. M. SMUCKER COMPANY Strawberry Lane, Orrville, Ohio 44667-0280 Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 16, 2007 The authorized party as herein noted (the “Authorized Party”) hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 16, 2007, or at any adjournment or adjournments, and any postponement or postponements thereof. When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals. Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States. Proxy — THE J. M. SMUCKER COMPANY

Telephone and Internet Voting Instructions • Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the simple instructions provided by the recorded message. To vote using the Telephone (within U.S. and Canada) · Go to the following web site: www.investorvote.com 001CD40001 Annual Meeting Proxy Card NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 1 3 2 8 1 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00PNWF 1 U PX + A The Board of Directors recommends a vote FOR the following proposals: For Against Abstain 2. Ratification of appointment of Independent Registered Public Accounting Firm. Instructions Regarding Non-directed and/or Unallocated Shares (Select only one of the following options) I wish to vote Non-directed and/or Unallocated Shares under the Plan in the same way as my Allocated Shares. Authorized Signatures — This section must be completed for your instructions to be executed. B NOTE: Please sign your name EXACTLY as your name appears on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Will attend meeting/number attending ___ + Proposals For Withhold 02 — Richard K. Smucker 01 — Kathryn W. Dindo 03 — William H. Steinbrink 1. Election of Directors to the class whose term of office will expire in 2010. I do not wish to vote Non-directed Shares or Unallocated Shares. I wish to vote Non-directed Shares or Unallocated Shares differently from my Allocated Shares and will call the Transfer Agent at (440) 239-7350 to request a separate card for that purpose. Will Attend PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

VOTING INSTRUCTIONS TO: SEI Private Trust Company, Trustee (the “Trustee”) under The J. M. Smucker Company Employee Stock Ownership Plan and Trust (the “Plan”) AND TO: Fidelity Management Trust Company, Trustee (the “Trustee”) under The J. M. Smucker Company Employee Savings Plan, and The J. M. Smucker Company Orrville Represented Employee Savings Plan (each referred to hereinafter as the “Plan”) I, the authorized party as herein noted, as a Participant in or a Beneficiary of one or more of the above-referenced Plans, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan(s), all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan(s) (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 16, 2007. In addition to voting your Allocated Shares you may also use this card to vote Unallocated Shares held in the ESOP Suspense Account (“Unallocated Shares”), if applicable, and/or non-directed shares held in the savings plans as determined in accordance with the terms of the Plan(s) (“Non-directed Shares”). For more information concerning voting Unallocated Shares and Nondirected Shares, please refer to the reverse side of this card and the enclosed instructions. The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 12:01 a.m., Eastern Daylight Time, August 14, 2007 in accordance with the Plan(s). When properly executed, this voting instruction card will be voted in the manner directed. If properly executed, but if no direction is given, this voting instruction card will be voted FOR all Proposals and for Allocated Shares only. Please mark, date, sign, and return this voting instruction card promptly, using the enclosed envelope. No postage is required if mailed in the United States. Proxy — THE J. M. SMUCKER COMPANY If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 12:01 a.m., Eastern Daylight Time, on August 14, 2007. THANK YOU FOR VOTING · Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the simple instructions provided by the recorded message. To vote using the Telephone (within U.S. and Canada) · Go to the following web site: www.investorvote.com · Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Telephone and Internet Voting Instructions • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet

THE J. M. SMUCKER COMPANY
LETTER TO ALL PARTICIPANTS IN:
THE J. M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN, AND
THE J. M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN
     Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company, which will be held on August 16, 2007. You are receiving these materials because you were a participant in one or more of the benefit plans listed above as of the June 18, 2007 record date. As a participant in one of the plans, you are also a beneficial owner of common shares of Smucker that are held in the plans. As such, you are entitled to direct the trustee under each of the plans on how to vote those shares with respect to issues being submitted to the shareholders at Smucker’s Annual Meeting. The trustee of The J. M. Smucker Company Employee Stock Ownership Plan and Trust is SEI Private Trust Company. The trustee of The J. M. Smucker Company Employee Savings Plan and The J. M. Smucker Company Orrville Represented Employee Savings Plan is Fidelity Management Trust Company.
     The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. The letter also discusses a right that you have under the plans to provide direction to the trustee on how certain other shares should be voted that are allocated to other participants, but are not voted, or which are not yet allocated to anyone. The letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.
HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?
     As a participant in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares:
•	shares allocated to the accounts of other participants who do not themselves provide direction to the trustee on how to vote those shares (these are “non-directed shares”); and

•	if you are a participant in the Employee Stock Ownership Plan, shares in that plan that have not been allocated to participants (these are “unallocated shares”).
If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants.
     The trustee will vote shares under a particular plan based upon the direction of participants in the plan who timely return voting instruction cards like the one that is enclosed. If you are a participant in more than one plan, you will receive one voting instruction card listing the shares for all plans in which you participate.
     To direct the trustee how to vote shares allocated to your account under the plan or plans in which you participate, simply mark your choices on the back of the enclosed voting instruction card. With respect to non-directed shares and unallocated shares, you may, by marking the appropriate square on the back of the card, direct the trustee to either:
•	vote a portion of the non-directed shares and unallocated shares under a plan the same way you directed the trustee to vote your allocated shares;

•	not to vote non-directed shares and unallocated shares pursuant to your direction because you do not wish to undertake the fiduciary duties described below which arise from that direction; or

•	vote the non-directed shares and unallocated shares differently than your allocated shares, in which case you should also contact the transfer agent, Computershare Investor Services, at (440) 239-7350 to obtain another voting instruction card for that purpose.
     If you elect to direct the trustee how to vote your allocated shares and/or the non-directed shares and unallocated shares, you must follow the voting instructions summarized on the voting instruction card. In order for the trustee to be able to vote the shares at the Annual Meeting, the trustee must receive your voting instructions by the deadline indicated on the voting instruction card.
     Your decision whether or not to direct the trustee to vote shares in the plans will be treated confidentially by the trustee and will not be disclosed to Smucker or any of its employees, officers, or directors.
VOTING RIGHTS OF SHARES
     Our Amended and Restated Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter to be considered at the meeting, except for certain matters listed in the Amended and Restated Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common shares. In that event, the new owner will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The ten vote per share provisions do not apply to any of the proposals on this year’s ballot.
FIDUCIARY STATUS
     Each plan participant is a “named fiduciary” (as defined in Section 402 (a) (2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card, you are accepting your designation under the plans as a named fiduciary. You should therefore exercise your voting rights prudently. You should mark, sign, date, and return the voting instruction card only if you are willing to act as a named fiduciary.
     If you direct the trustee how to vote non-directed shares and unallocated shares, you will be named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on non-directed shares, if you choose to do so.
     All questions and requests for assistance should be directed to Smucker’s shareholder relations department at (330) 684-3838.